LOAN AND SECURITY AGREEMENT



                           Dated as of August 3, 1999


                                      Among


                    CUNNINGHAM GRAPHICS INTERNATIONAL, INC.,
                           CUNNINGHAM GRAPHICS, INC.,
                        CUNNINGHAM GRAPHICS REALTY, LLC,
                            BOSTON TOWNE PRESS, INC.,
                       CUNNINGHAM GRAPHICS DELAWARE, INC.,
                         CGII CALIFORNIA HOLDINGS, INC.,
                               MVP GRAPHICS, INC.,
                              SUPER PACK, INC. and
                              BENGAL GRAPHICS, INC.


                                  as Borrowers,



                            THE LENDERS LISTED ON THE
                             SIGNATURE PAGES HEREOF,

                                  SUMMIT BANK,

                    as Issuing Bank of the Letters of Credit,

                                       and

                                  SUMMIT BANK,

                                    as Agent

                                                 TABLE OF CONTENTS

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                                                                                                              ----
ARTICLE 1  DEFINITIONS AND ACCOUNTING TERMS......................................................................2
         SECTION 1.1           Certain Defined Terms.............................................................2
         SECTION 1.2           Accounting Terms.................................................................18

ARTICLE 2  THE LOANS............................................................................................18
         SECTION 2.1           Commitment to Lend...............................................................18
         SECTION 2.2           Term Loan........................................................................19
         SECTION 2.3           The Revolving Credit.............................................................20
         SECTION 2.4           Making the Advances under the Revolving Credit...................................20
         SECTION 2.5           Revolving Credit Termination; Repayment of the Revolving Credit..................22
         SECTION 2.6           The Acquisition Loan ............................................................22
         SECTION 2.7           Making the Advances under the Acquisition Loan...................................22
         SECTION 2.8           Acquisition Loan Termination; Automatic Conversion to Term Loan..................24
         SECTION 2.9           The SAMLOC.......................................................................25
         SECTION 2.10          Interest.........................................................................25
         SECTION 2.11          Mandatory Prepayments; Reductions of the Commitments.............................26
         SECTION 2.12          Prepayment Compensation..........................................................29
         SECTION 2.13          Notes............................................................................30
         SECTION 2.14          Fees.............................................................................30
         SECTION 2.15          Place and Manner of Payments.....................................................31
         SECTION 2.16          Computation of Interest and Commitment Fee.......................................32
         SECTION 2.17          Late Charges; Default Rate.......................................................32
         SECTION 2.18          Reimbursement to Lenders for Cost Increases Imposed by Law.......................32
         SECTION 2.19          Reimbursement to Lenders for Increased Costs Due to Capital Adequacy
                               Requirements.....................................................................33
         SECTION 2.20          Illegality.......................................................................34
         SECTION 2.21          Special Provisions for LIBOR Tranches............................................34
         SECTION 2.22          Availability of Rate Quotations..................................................35
         SECTION 2.23          Letters of Credit................................................................35
         SECTION 2.24          Letter of Credit Cash Collateral Account.........................................40
         SECTION 2.25          Mitigation of Obligations; Replacement of Lenders in Certain Circumstances.......41

ARTICLE 3  COLLATERAL...........................................................................................41
         SECTION 3.1           Security Interests...............................................................42
         SECTION 3.2           Further Security.................................................................42
         SECTION 3.3           Financing Statements; Certificates of Title......................................43
         SECTION 3.4           Landlord's Waiver................................................................43

                                                 TABLE OF CONTENTS
                                                    (continued)

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                                                                                                              ----
         SECTION 3.5           Agent's Rights With Respect to Accounts, Chattel Paper, Instruments and
                               General Intangibles..............................................................43
         SECTION 3.6           Places of Business; Location of Collateral.......................................44
         SECTION 3.7           Accounts.........................................................................44
         SECTION 3.8           Chattel Paper; Letters of Credit and Instruments.................................45
         SECTION 3.9           Equipment and Inventory..........................................................45
         SECTION 3.10          Expenses of Agent................................................................45
         SECTION 3.11          Notices..........................................................................46
         SECTION 3.12          Insurance; Discharge of Taxes, etc...............................................46
         SECTION 3.13          Waiver and Release by Borrowers..................................................46
         SECTION 3.14          Records and Reports..............................................................46
         SECTION 3.15          Further Assurances...............................................................47
         SECTION 3.16          Application of Proceeds of Collateral............................................47
         SECTION 3.17          Continuing Collateral............................................................47

ARTICLE 4  CONDITIONS OF LENDING................................................................................47
         SECTION 4.1           Conditions Precedent to Each Lender's Obligations................................47
         SECTION 4.2           Additional Conditions Precedent..................................................51
         SECTION 4.3           Conditions to Letters of Credit..................................................51
         SECTION 4.4           Special Conditions for Acquisition Advances......................................52

ARTICLE 5  REPRESENTATIONS AND WARRANTIES.......................................................................55
         SECTION 5.1           Existence........................................................................55
         SECTION 5.2           Authorization....................................................................55
         SECTION 5.3           Validity of Documents............................................................55
         SECTION 5.4           Financial Information............................................................56
         SECTION 5.5           Litigation.......................................................................56
         SECTION 5.6           Contingent Liabilities...........................................................56
         SECTION 5.7           Taxes............................................................................56
         SECTION 5.8           Liens............................................................................56
         SECTION 5.9           Consents.........................................................................56
         SECTION 5.10          ERISA............................................................................56
         SECTION 5.11          Ownership of Stock; Subsidiaries and Affiliates; Fictitious Name.................57
         SECTION 5.12          Licenses, Permits, etc...........................................................57
         SECTION 5.13          Compliance with Laws Generally...................................................57
         SECTION 5.14          Environmental Matters............................................................57
         SECTION 5.15          Patents, etc.....................................................................58
         SECTION 5.16          Regulation U, Etc................................................................58
         SECTION 5.17          Labor Matters....................................................................58
         SECTION 5.18          Outstanding Judgments or Orders..................................................58
         SECTION 5.19          No Defaults on Other Agreements..................................................58
         SECTION 5.20          Debt and Credit Arrangements.....................................................59

                                                 TABLE OF CONTENTS
                                                    (continued)

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                                                                                                              ----
         SECTION 5.21          Real Estate Owned and Leased.....................................................59
         SECTION 5.22          Material Contracts...............................................................59
         SECTION 5.23          Solvency.........................................................................59
         SECTION 5.24          Ownership........................................................................60
         SECTION 5.25          No Restrictions in Other Agreements..............................................60
         SECTION 5.26          Full Disclosure..................................................................60

ARTICLE 6  COVENANTS............................................................................................60
         SECTION 6.1           Use of Proceeds..................................................................60
         SECTION 6.2           Financial Information............................................................60
         SECTION 6.3           Insurance........................................................................62
         SECTION 6.4           Liens............................................................................62
         SECTION 6.5           Maximum Annual Capital Expenditures..............................................63
         SECTION 6.6           Leverage Ratio...................................................................63
         SECTION 6.7           Interest Coverage Ratio..........................................................64
         SECTION 6.8           Fixed Charge Coverage Ratio......................................................64
         SECTION 6.9           Minimum Net Worth................................................................64
         SECTION 6.10          Fiscal Year......................................................................64
         SECTION 6.11          Taxes............................................................................65
         SECTION 6.12          Guarantees, etc..................................................................65
         SECTION 6.13          Loans; Investments; Holding of Cash and Other Liquid Assets......................65
         SECTION 6.14          Compliance with Laws.............................................................66
         SECTION 6.15          Environmental Matters............................................................66
         SECTION 6.16          Maintenance of Property..........................................................67
         SECTION 6.17          Inspection by Lenders............................................................67
         SECTION 6.18          Limitations on Borrowing.........................................................68
         SECTION 6.19          Reports..........................................................................68
         SECTION 6.20          ERISA............................................................................69
         SECTION 6.21          Mergers, etc.....................................................................71
         SECTION 6.22          Nature of Business...............................................................72
         SECTION 6.23          Disposal of Assets...............................................................72
         SECTION 6.24          Patents, etc.....................................................................72
         SECTION 6.25          Dividends and Distributions; Changes in Capitalization...........................72
         SECTION 6.26          Indemnification..................................................................72
         SECTION 6.27          Licenses, Permits................................................................73
         SECTION 6.28          RICO.............................................................................73
         SECTION 6.29          Equity Interests.................................................................73
         SECTION 6.30          Year 2000 Compliance.............................................................73
         SECTION 6.31          Operating and Deposit Accounts...................................................74
         SECTION 6.32          Material Amendments..............................................................74
         SECTION 6.33          Transactions with Affiliates.....................................................74
         SECTION 6.34          Representations and Warranties...................................................74

                                                 TABLE OF CONTENTS
                                                    (continued)

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
ARTICLE 7  DEFAULT..............................................................................................74
         SECTION 7.1           Events of Default................................................................74
         SECTION 7.2           Remedies.........................................................................76

ARTICLE 8  AGENT................................................................................................77
         SECTION 8.1           Appointment and Authorization....................................................78
         SECTION 8.2           General Immunity.................................................................78
         SECTION 8.3           Consultation with Professionals..................................................78
         SECTION 8.4           Documents........................................................................78
         SECTION 8.5           Rights as a Lender...............................................................78
         SECTION 8.6           Responsibility of Agent..........................................................78
         SECTION 8.7           Action by Agent..................................................................79
         SECTION 8.8           Notices of Event of Default, Etc.................................................79
         SECTION 8.9           Indemnification of Agents........................................................79
         SECTION 8.10          Resignation of Agent.............................................................80
         SECTION 8.11          Non-Reliance on Agent and other Lenders..........................................80
         SECTION 8.12          Failure to Act...................................................................80

ARTICLE 9  ADDITIONAL PROVISIONS................................................................................81
         SECTION 9.1           No Waiver, Cumulative Remedies...................................................81
         SECTION 9.2           Notices..........................................................................81
         SECTION 9.3           Set-off..........................................................................82
         SECTION 9.4           Sharing of Payments..............................................................82
         SECTION 9.5           Costs and Expenses...............................................................82
         SECTION 9.6           Governing Law....................................................................83
         SECTION 9.7           Survival of Agreements and Representations; JURY WAIVER; Consent to
                               Jurisdiction.....................................................................83
         SECTION 9.8           Binding Effect...................................................................83
         SECTION 9.9           Headings.........................................................................84
         SECTION 9.10          Amendments.......................................................................84
         SECTION 9.11          Usury............................................................................84
         SECTION 9.12          Participations; Assignments......................................................85
         SECTION 9.13          Joint and Several Obligations....................................................85
         SECTION 9.14          Entire Agreement.................................................................85
         SECTION 9.15          Counterparts.....................................................................86
         SECTION 9.16          Severability.....................................................................86

                              SCHEDULE OF EXHIBITS

Exhibit           Subject
-------           -------
1.1               Existing Letters of Credit
2.1               Pro Rata Shares; Commitments
2.4A              Borrowing Notice Form
2.10B             Conversion Notice Form
2.13A             Revolving Credit Note Form
2.13B             Term Loan Note Form
2.13C             Acquisition Loan Note Form
2.13D             SAMLOC Note Form
3.6               List of Locations
5.4               Financial Information
5.5               Litigation
5.6               Contingent Liabilities
5.10              ERISA Plans
5.11              Subsidiaries and Affiliates; Stock Ownership
5.15              Intellectual Property
5.20              Indebtedness
5.21              Real Estate
5.22              Material Contracts
6.2               Compliance Certificate
6.4               Liens
6.13              Investments
9.12              Assignment and Acceptance Agreement

     LOAN AND SECURITY AGREEMENT dated as of August 3, 1999 among CUNNINGHAM GRAPHICS INTERNATIONAL, INC., a New Jersey corporation ("Parent"); CUNNINGHAM GRAPHICS, INC., a New Jersey corporation ("CGII"), CUNNINGHAM GRAPHICS REALTY, LLC ("Realty"), a New Jersey limited liability company, CUNNINGHAM GRAPHICS DELAWARE, INC. ("CGD"), a Delaware corporation, CGII CALIFORNIA HOLDINGS, INC. ("CGIIC"), a California corporation, MVP GRAPHICS, INC. ("MVP"), a California corporation, SUPER PACK, INC. ("Super Pack"), a California corporation, BENGAL GRAPHICS, INC. ("Bengal"), a New Jersey corporation, and BOSTON TOWNE PRESS, INC., a New Jersey corporation ("BTP", and together with Parent, CGII, Realty, Bengal, CGIIC, MVP, Super Pack and CGD and any other borrower hereafter becoming a party hereto, "Borrowers"); SUMMIT BANK, a banking corporation of the State of New Jersey ("Summit") and the other lenders referred to on the signature pages hereto or otherwise parties hereto (Summit and such other lender signatories, together with other lenders parties hereto from time to time pursuant to Section
9.12 below, and their successors and assigns, "Lenders"); Summit, as Issuing Bank of Letters of Credit hereunder (Summit, in such capacity, and any successor Issuing Bank shall be referred to hereinafter as "Issuing Bank"); and Summit, as agent for Lenders and Issuing Bank (Summit, in such capacity, and any successor Agent shall be referred to hereinafter as "Agent"). Capitalized terms used herein have the meanings ascribed to them in Article I hereof.


                                   BACKGROUND

     Borrowers and Lenders desire to enter into this Agreement to establish (1) a $19,000,000.00 revolving credit facility (the "Revolving Credit") and a $1,000,000.00 line of credit (the "SAMLOC") each for the purpose of providing working capital and financing capital expenditures and for general corporate purposes, (2) a $30,000,000.00 acquisition revolving credit/term loan facility (both before and after the Conversion Date, the "Acquisition Loan") for the purpose of financing Permitted Acquisitions and (3) a $10,000,000.00 term loan (the "Term Loan") for the purpose of refinancing certain existing Indebtedness of Borrowers.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Account" has the meaning given to such term in the U.C.C. as in effect on the date hereof.

     "Acquisition Advance Request" means a request for an Acquisition Advance submitted in accordance with Section 2.7 hereof, and meeting the requirements therein set forth.

     "Acquisition Advances" has the meaning given to such term in Section 2.6 hereof.

     "Acquisition Base Rate Tranche" means each portion of any Acquisition Advance or the Converted Loan, as the case may be, bearing interest at the Adjusted Base Rate.

     "Acquisition Consideration" means the sum of (without duplication) (A) cash paid, (B) Indebtedness incurred or assumed, (C) guaranties given or incurred and
(D) the value of any other consideration given by a Borrower and any of its Affiliates in connection with a Permitted Acquisition, including without limitation, deferred payments and Earnouts, but excluding consideration in the form of stock in Parent.

     "Acquisition LIBOR Tranche" means each portion of any Acquisition Advance or the Converted Loan, as the case may be, bearing interest at an Adjusted LIBO Rate and sharing the same LIBOR Interest Period.

     "Acquisition Loan" has the meaning given to such term in the Background Section hereof.

     "Acquisition Loan Limit" means $30,000,000.00, as the same may be reduced in accordance with the terms of this Agreement.

     "Acquisition Loan Notes" has the meaning given to such term in Section 2.13 hereof.

     "Adjusted Base Rate" means a per annum rate equal to the Base Rate plus the Applicable Margin. The Adjusted Base Rate shall change simultaneously with each change in the Base Rate and with each change in the Applicable Margin.

     "Adjusted LIBO Rate" means the LIBO Rate plus the Applicable Margin.

     "Advance" means either a Revolving Credit Advance, an Acquisition Advance or a SAMLOC Advance.

     "Advance Request" means either a Revolving Credit Advance Request, an Acquisition Advance Request or a SAMLOC Advance Request.

     "Affiliate" of any Person (identified for purposes of this definition as "Z") means any other Person who controls, is controlled by or is under common control with Z.

     "Agent" has the meaning given to such term in the introductory paragraph hereof.

     "Agreement" means this Loan and Security Agreement as amended, restated, modified or extended from time to time.

     "AL Commitment" has the meaning set forth in Section 2.1 hereof.

     "Applicable Margin" means for Base Rate Tranches .75% per annum, and for LIBOR Tranches 2.25% per annum, provided that from and after September 30, 1999, "Applicable Margin" shall be calculated in accordance with the table and text below:

 --------------------------------------------- --------------------- --------------------
 Funded Debt to EBITDA is:                      Applicable Margin     Applicable Margin
                                                for LIBOR Tranches      for Base Rate
                                                   (per annum)            Tranches
                                                                         (per annum)
 --------------------------------------------- --------------------- --------------------
 Greater than or equal to 4.0                         2.50%                 1.00%
 --------------------------------------------- --------------------- --------------------

 Greater than or equal to 3.5 but less than           2.25%                 .75%
 4.0
 --------------------------------------------- --------------------- --------------------

 Greater than or equal to 3.0 but less than            2.0%                 .50%
 3.5
 --------------------------------------------- --------------------- --------------------

 Greater than or equal to 2.5 but less than           1.75%                 .25%
 3.0
 --------------------------------------------- --------------------- --------------------

 Greater than or equal to 2.0 but less than           1.50%                   0
 2.5
 --------------------------------------------- --------------------- --------------------

 Greater than or equal to 1.5 but less than           1.25%                   0
 2.0
 --------------------------------------------- --------------------- --------------------

 Greater than or equal to 1.0 but less than           1.125%                  0
 1.5
 --------------------------------------------- --------------------- --------------------

 Less than 1.0                                         1.0%                   0
 --------------------------------------------- --------------------- --------------------

The calculation of the Applicable Margin pursuant to the above table shall be made quarterly using, for the calculation of EBITDA, the four fiscal quarters ended on or immediately prior to the date of calculation, based upon the Consolidated financial statements of Borrowers and their Subsidiaries for such period. In the event the Applicable Margin changes, such change shall become effective, for the then outstanding principal balance of the Loans and all advances thereafter made, as of the first day of the month immediately following the month in which Borrowers' quarterly statements used in such calculation are delivered to Agent. Notwithstanding the foregoing, if and when EBITDA calculated on a rolling four quarter basis is zero or negative, the Applicable Margin shall be 1.00% for Base Rate Tranches and 2.50% for LIBOR Tranches. If the Applicable Margin increases pursuant to the foregoing and, pursuant to Section 2.17 hereof, the Default Rate has gone into effect, "the interest rate then in effect" (as used in Section 2.17 hereof) shall include the Applicable Margin as so increased. The Applicable Margin, once reset, shall remain in effect for not less than ninety (90) days.

     "Assignment of Leases" has the meaning given to such term in Section 3.2 hereof.

     "Base Rate" means, for each day, the higher of (A) the per annum index rate established and announced from time to time by the entity which is the Agent as its "base rate" or "prime rate" as in effect on such day, which rate is used by the entity which is the Agent in establishing interest rates on some of its commercial loans, and such term is not intended to imply that such base or prime rate is, nor is such base or prime rate necessarily, the lowest rate of interest charged by the entity which is the Agent on any type of commercial loans, and
(B) the Federal Funds Rate as in effect on such day plus one half of one percent (.5%).

     "Base Rate Tranche" means any Acquisition Base Rate Tranche, any Term Loan Base Rate Tranche, any Revolving Credit Base Rate Tranche or any SAMLOC Base Rate Tranche.

     "Bengal" has the meaning given to such term in the introductory paragraph hereof.

     "Books and Records" means all books, records, tapes, information, data, stored material, computer media, passwords, and access codes arising or related to a Borrower's business.

     "Borrowers" has the meaning given to such term in the introductory paragraph hereof.

     "BTP" has the meaning given to such term in the introductory paragraph hereof.

     "Business Day" means (A) for all purposes other than as covered by clause
(B) below, a day other than a Saturday, Sunday, or other day on which banks are authorized or required to close under the laws of New Jersey or New York or under Federal law and (B) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Tranches, any day which is a Business Day described in clause (A) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank eurodollar market.

     "Capital Expenditure" of any Person means, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

     "Capitalized Lease" means at any time any lease which is, or should be, capitalized on the balance sheet of the lessee at such time in accordance with GAAP.

     "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or should be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease in accordance with GAAP.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended from time to time.

     "CGD" has the meaning given to such term in the introductory paragraph hereof

     "CGII" has the meaning given to such term in the introductory paragraph hereof.

     "CGIIC" has the meaning given to such term in the introductory paragraph hereof.

     "Change of Control" means the occurrence of any of the following events:
(A) the acquisition by any Person (other than Michael R. Cunningham), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended) of greater than 25% of the outstanding shares of voting stock of Parent, (B) during any 12-month period a majority of the current board of directors of Parent cease to be members of such board of directors, other than by reason of death, disability or voluntary retirement (unless such retirement occurs in conjunction with the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the

Securities Act of 1934, as amended) of greater than 15% of the outstanding voting stock of Parent) or (C) Michael R. Cunningham's ownership of Parent falls below 15%.

     "Chattel Paper" has the meaning given to such term in the New Jersey Uniform Commercial Code as in effect on the date hereof.

     "Closing Date" means the date on which all of the conditions precedent set forth in Sections 4.1 and 4.2 hereof are satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all property which serves or is intended to serve as collateral for any of the Liabilities hereunder, under any of the other Loan Documents and/or under any other agreement, document or instrument now or hereafter entered into.

     "Commitment" means, with respect to any Lender, such Lender's RC Commitment, AL Commitment, SAMLOC Commitment and/or TL Commitment.

     "Commitment Fee" has the meaning given to such term in Section 2.14 hereof.

     "Consolidated" refers to the consolidation of the accounts of Borrowers and their Subsidiaries in accordance with GAAP, including principles of consolidation.

     "Consolidating" refers to the separate accounts of Borrowers and their Subsidiaries prepared in accordance with GAAP.

     "Controlled Group" means all trades or businesses which control, are controlled by or are under common control (as defined in ss.4001(b)(1) of ERISA) with any Borrower or any Subsidiary of any Borrower.

     "Contingent Liabilities" means all liabilities, including without limitation any Earnout for which the conditions precedent for payment of such Earnout have not been satisfied, that must in accordance with GAAP be classified as contingent liabilities of Borrowers and their Subsidiaries on a Consolidated basis.

     "Conversion Date" means the earliest of (A) July 31, 2001, (B) the date on which the outstanding Acquisition Advances are equal to or greater than the Acquisition Loan Limit or (C) the date on which Lenders' obligations to make Acquisition Advances are terminated in whole pursuant to the terms of this Agreement.

     "Converted Loan" has the meaning given to such term in Section 2.8 hereof.

     "Converted Loan Maturity Date" means July 31, 2005.

     "Credit Obligation" means any obligation for the payment of borrowed money or the installment purchase price of property or on account of a lease of property which, in accordance with GAAP, is or is required to be capitalized which individually or in the aggregate exceeds $100,000.00, and shall also mean any obligation under a guaranty or suretyship agreement covering obligations of such type which individually or in the aggregate exceeds $100,000.00.

     "Default" means the occurrence or non-occurrence of an event which but for the giving of notice, the passage of time or both would constitute an Event of Default.

     "Default Rate" has the meaning given to such term in Section 2.17 hereof.

     "Defined Benefit Pension Plan" means an employee benefit pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA as provided in
Section 4021 of ERISA.

     "Defined Contribution Plan" means an individual account plan as defined in ss.3(34) of ERISA.

     "Document" has the meaning given to such term in the U.C.C. as in effect on the date hereof.

     "Domestic Subsidiary" means a Subsidiary organized under the laws of one of the states or territories of the United States.

     "Earnout" means a deferred portion of the purchase price payable in connection with the acquisition by any Borrower, directly or indirectly, of the capital stock or assets of a business, which is based upon the financial performance of the acquired business following such acquisition.

     "EBITDA" means, for any period, the net earnings of Borrowers and their Subsidiaries on a Consolidated basis plus Interest Expense, income taxes, depreciation and amortization of Borrowers and their Subsidiaries on a Consolidated basis for such period.

     "Effective Date" means, for each LIBOR Tranche, the date Borrowers designate as the date on which a LIBOR Interest Period is to commence pursuant to Article 2 hereof.

     "Employee Benefit Plan" has the meaning given to such term in ss.3(3) of ERISA.

     "Environmental Law" means any federal, state, or local statute, law, ordinance, regulation, rule, standard, permit or requirement, including but not limited to those statutes, ordinances, laws, regulations, rules, standards, permits and requirements promulgated under the laws of the United States of America or any other nation, concerning or relating to the generation, treatment, storage, transportation, disposal and release into the environment, cleanup and remediation of any "hazardous substance" as that term is defined in Section 101(14) of CERCLA.

     "Equipment" has the meaning given to such term in the U.C.C. as in effect on the date hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Reorganization" has the meaning given such term in ss.4241 of ERISA.

     "Eurocurrency Reserve Requirement" means, for any LIBOR Tranche for any LIBOR Interest Period relating thereto, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such LIBOR Interest Period under Regulation D by a member bank of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of or credit for proration, exemptions, or offsets that might otherwise be available to such member bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by such member bank against (A) any category of liabilities which includes deposits by reference to which the LIBOR Rate for LIBOR Tranches is to be determined or (B) any category of extension of credit or other assets that include LIBOR Tranches.

     "Event of Default" has the meaning given to such term in Section 7.1 hereof.

     "Excess Cash Flow" means, for any fiscal year, EBITDA of Borrowers and their Domestic Subsidiaries for such fiscal year minus (A) capital expenditures of Borrowers and their Subsidiaries paid from cash during such fiscal year and otherwise permitted hereunder, as determined on a Consolidated basis for Borrowers and their Subsidiaries, minus (B) cash taxes paid by Borrowers and their Subsidiaries during such fiscal year as determined on a Consolidated basis for Borrowers and their Subsidiaries, minus (C) debt service payments made by Borrowers and their Subsidiaries from cash during such fiscal year as determined on a Consolidated basis, minus (D) cash payments made under Capitalized Lease Obligations during such fiscal year, minus (E) cash payments of Earnouts during such fiscal year.

     "Excess Cash Flow Payment Date" has the meaning given to such term in
Section 2.11(A) hereof.

     "Existing Letters of Credit" means the Letters of Credit issued by Summit prior to the date hereof and listed on Exhibit 1.1 attached hereto.

     "Federal Funds Rate" means for each day, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day by the federal funds brokers, computed and released by the Federal Reserve Bank of New York (or any successor).

     "Final Repayment Date" means (A) with respect the Term Loan, the Term Loan Maturity Date, (B) with respect the Revolving Credit and the SAMLOC, the Termination Date and (C) with respect to the Acquisition Loan, the Converted Loan Termination Date.

     "First Mortgage Account" means that account maintained by Realty with Summit into which were deposited the proceeds of the first mortgage loan with respect to the Premises and into which there shall be deposited no other funds, except for interest earned thereon.

     "Fixed Charge Coverage Ratio" means the ratio of (A) (1) EBITDA plus base rent payments on operating leases less (2) the amount of all cash Capital Expenditures of Borrowers and their Subsidiaries on a Consolidated Basis, excluding Capital Expenditures (i) up to $7,400,000.00 used to acquire the Premises and up to $4,600,000.00 used to initially rehabilitate the Premises and
(ii) up to $3,000,000.00 incurred prior to December 31, 1999 by CGII to acquire Equipment and other assets of Merrill Lynch, Pierce, Fenner & Smith, to (B) Fixed Charges, all as calculated on a rolling four quarter basis.

     "Fixed Charges" for any period means the sum of (A) Interest Expense for such period, (B) the aggregate principal amount of all scheduled repayments of Indebtedness (including the principal portion of rentals under Capitalized Lease Obligations) by Borrowers and their Subsidiaries during such period on a Consolidated basis, (C) cash taxes paid by Borrowers and their Subsidiaries during such period on a Consolidated basis, (D) base rent payments on operating leases by Borrowers and their Subsidiaries during such period and (E) cash payments of Earnouts by Borrowers and their Subsidiaries during such period.

     "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

     "Funded Debt" means for Borrowers and their Subsidiaries on a Consolidated basis, without duplication, the sum of all Indebtedness minus the amount in the First Mortgage Account.

     "GAAP" means generally accepted accounting principles, applied in a consistent manner.

     "General Intangible" has the meaning given to such term in the U.C.C. as in effect on the date hereof.

     "Indebtedness" means for any Person:

     (A) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person, including without limitation, the Liabilities and any Subordinated Debt;

     (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

     (C) all obligations of such Person for the deferred purchase price of property or services and all obligations under non-compete or similar agreements incurred in connection with any such purchase and obligations for Earnouts to the extent the conditions precedent for the payment of such Earnouts have been satisfied;

     (D) all obligations secured by a Lien on property owned by such Person (whether or not assumed) provided, however, for purposes of determining the amount of Indebtedness under this clause (D), the amount of any such non-recourse Indebtedness shall be limited to the lesser of (1) the fair market value of the asset subject to such Lien and (2) the amount of such Indebtedness;

     (E) all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

     (F) the face amount of all letters of credit issued for the account of or upon the request of such Person, including, without limitation, the Letters of Credit and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

     (G) all obligations of such Person with respect to acceptances or similar obligations issued for the account of such Person;

     (H) all obligations of such Person (based on a marked to market calculation) under any Interest Rate Hedging Agreement or any currency protection agreement, currency future, option or swap or other currency hedge agreement;

     (I) all obligations of such Person with respect to preferred shares of capital stock which are subject to mandatory redemption or retirement provisions exercisable before the scheduled maturity of any of the Loans;

     (J) all guaranties of such Person of obligations that would otherwise be classified as "Indebtedness" hereunder; and

     (K) all obligations of partnerships of which such Person is a general partner.

Indebtedness shall not include (i) accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, provided that (1) such accounts payable are payable on usual and customary trade terms, and (2) such accounts payable are not overdue by more than 90 days according to the original terms of sale (or such longer period as the payee may agree) except (if no foreclosure, distraint, levy, sale or similar proceeding shall have been commenced) where such payments are being contested in good faith subject to such reserves or other appropriate provisions as may be required by GAAP; and (ii) letters of credit supporting existing Indebtedness listed on
Schedule 5.20 to the extent the underlying Indebtedness is already included in the calculation of Indebtedness.

     "Instrument" has the meaning given to such term in the U.C.C. as in effect on the date hereof.

     "Interest Coverage Ratio" means the ratio of (A) EBITDA to (B) Interest Expense, all as calculated on a rolling four quarter basis.

     "Interest Expense" means interest expense incurred by Borrowers and their Subsidiaries on a Consolidated basis.

     "Interest Period" means a LIBOR Interest Period or any period during which the Interest Rate is the Adjusted Base Rate, as applicable.

     "Interest Rate" means the Adjusted LIBO Rate, the Adjusted Base Rate or the Default Rate, as applicable.

     "Interest Rate Hedging Agreement" means any rate swap, cap or collar agreement with a term of at least three years to which Borrowers are a party and which is on terms and conditions satisfactory to Agent.

     "Inventory" has the meaning given to such term in the U.C.C. as in effect on the date hereof.

     "Issuing Bank" has the meaning given to such term in the introductory paragraph hereof.

     "Lenders" has the meaning given to such term in the introductory paragraph hereof.

     "Letter of Credit" means one of the standby or documentary letters of credit issued by Issuing Bank pursuant to Section 2.23 hereof or one of the Existing Letters of Credit.

     "Letter of Credit Cash Collateral Account" has the meaning given to such term in Section 2.24 hereof.

     "Letter of Credit Documents" means the documents and instruments required by Issuing Bank to be executed by Borrowers in connection with the issuance of Letters of Credit.

     "Letter of Credit Fee" has the meaning given to such term in Section 2.23 hereof.

     "Letter of Credit Liability" means, at any date of determination, the amount of all unreimbursed draws under any Letters of Credit.

     "Letter of Credit Limit" means the lesser of (A) $4,000,000.00 or (B) the Revolving Credit Limit.

     "Letter of Credit Obligations" means, at any date of determination, the sum of the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding and the Letter of Credit Liability. For purposes hereof, a Letter of Credit on which a draw for the full amount available thereunder (a "Final Draw") has not been made shall be deemed outstanding (to the extent of the amount then available for draws thereunder) until the earlier of the date on which such Letter of Credit is returned to Issuing Bank for cancellation without a Final Draw having been made, or the expiration date thereof.

     "Leverage Ratio" means, at any time, the ratio of (A) Consolidated Indebtedness of Borrowers and their Subsidiaries to (B) EBITDA determined on a rolling four quarter basis.

     "Liabilities" has the meaning given to such term in Section 3.1 hereof.

     "LIBOR Interest Period" means, for each LIBOR Tranche, a period of time, beginning on an Effective Date, of one, two, three or six months in length (as such periods are commonly used), selected by Borrowers by telephone or in writing (and if by telephone, confirmed by Borrowers promptly thereafter in writing), during which the Interest Rate is the Adjusted LIBOR Rate. If a LIBOR Interest Period would otherwise end on a day that is not a Business Day, such LIBOR Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding Business Day.

     "LIBOR Tranche" means any Acquisition LIBOR Tranche, any Term Loan LIBOR Tranche, any Revolving Credit LIBOR Tranche.

     "LIBO Rate" means, for each LIBOR Tranche, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by Agent according to the following formula:

                           R  =      X
                                    ---
                                    1-Y

         where             R  =     LIBO Rate
                           X  =     London Interbank Offered Rate for such
                                    LIBOR Tranche for the applicable LIBOR
                                    Interest Period
                           Y  =     Eurocurrency Reserve Requirement for such
                                    LIBOR Tranche for the applicable LIBOR
                                    Interest Period

     "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement or title objection of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, the SAMLOC Agreements and all other documents executed and delivered in connection with the Loans.

     "Loans" means the Term Loan, the Revolving Credit, the Acquisition Loan (including the Converted Loan) and the SAMLOC.

     "London Interbank Offered Rate" means, with respect to each day during each LIBOR Interest Period pertaining to a LIBOR Tranche, the rate per annum determined by the Agent to be the offered rate (rounded upwards to the nearest 1/100th of 1%) for U.S. dollar deposits with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "London Interbank Offered Rate" shall mean, with respect to each day during each LIBOR Interest Period pertaining to a LIBOR Tranche, the rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100th of 1%) at which Agent determines that U.S. dollars in an amount comparable to the applicable LIBOR Tranche are being offered to prime banks at approximately 11:00 A.M., London time, on the day which is two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Dow Jones Market Page 3750 (or such other page as may replace such page for the purpose of displaying the rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market).

     "Mortgage" has the meaning given to such term in Section 3.2 hereof.

     "Multiemployer Plan" has the meaning given to such term in ss.3(37) of ERISA and regulations issued thereunder.

     "MVP" has the meaning given to such term in the introductory paragraph hereof.

     "Net Worth" means the amount by which total Consolidated assets of Borrowers and their Subsidiaries exceed the total Consolidated liabilities of Borrowers and their Subsidiaries.

     "Notes" means the Term Loan Notes, the Revolving Credit Notes, the Acquisition Loan Notes and the SAMLOC Note.

     "Parent" has the meaning given to such term in the introductory paragraph hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Acquisition" means an acquisition by Borrowers (A) satisfying the conditions and requirements set forth in Section 4.4 hereof and financed in whole or in part with the Acquisition Loan, or (B) otherwise approved in advance by Required Lenders in writing.

     "Permitted Liens" means the Liens described in Section 6.4 hereof.

     "Person" means an individual, corporation, partnership, limited liability company, trust, association or any other entity.

     "Plan" means an Employee Benefit Plan or other plan maintained for employees of any Borrower, or any Subsidiary of any Borrower, or any member of its Controlled Group and covered by ERISA.

     "Pledge Agreement" has the meaning given to such term in Section 3.2 hereof.

     "Premises" means that certain real property commonly known as 5 Burma Road, Jersey City, New Jersey.

     "Prohibited Transaction" means a transaction described in ss. 406 of ERISA or Section 4975(c) of the Code, other than (a) a transaction for which a statutory exception has been provided in ss. 408 of ERISA or Section 4975(d) of the Code, or (b) a transaction for which an administrative exemption has been granted pursuant to ss. 408(a) of ERISA and Section 4975(c)(2) of the Code.

     "Pro Rata Share" of a Lender means, (A) with respect to the aggregate of all Loans, such Lender's pro rata percentage of the aggregate of all Loans and the Letter of Credit Obligations as set forth on Exhibit 2.1 hereof, as such percentage may be revised to recognize assignments, (B) with respect to the Revolving Credit, such Lender's pro rata percentage of the Revolving Credit and the Letters of Credit Obligations as set forth on Exhibit 2.1 hereof, as such percentage may be revised to recognize assignments, (C) with respect to the Acquisition Loan, such Lender's pro rata percentage of the Acquisition Loan as set forth on Exhibit 2.1 hereof, as such percentage may be revised to recognize assignments and (D) with respect to the SAMLOC, such Lender's pro rata percentage of the SAMLOC as set forth on Exhibit 2.1 hereof as such percentage may be revised to recognize assignments

     "Purchaser" means a buyer of goods from a Borrower or a customer for whom services have been rendered or materials furnished by a Borrower.

     "RC Commitment" has the meaning given to such term in Section 2.1 hereof.

     "Realty" has the meaning given to such term in the introductory paragraph hereof.

     "Recasted EBITDA" means historical EBITDA recasted to reflect elimination of non-recurring expenses and eliminated expenses.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     "Reimbursement Date" has the meaning given to such term in Section 2.23 hereof.

     "Reportable Event" has the meaning given to such term in ss.4043(b) of ERISA or regulations issued thereunder.

     "Required Lenders" means (A) with respect to (1) whether an acquisition not otherwise qualifying as a "Permitted Acquisition" should nonetheless constitute a "Permitted Acquisition", or (2) whether to make an Acquisition Advance which requires the approval of the Required Lenders to qualify as a Permitted Acquisition, those Lenders which are then in compliance with their obligations hereunder holding not less than 66% of the aggregate of all outstanding Commitments held by such complying Lenders, (B) with respect to the issuance of Letters of Credit to be used to support Earnouts, those Lenders which are then in compliance with their obligations hereunder holding not less than 100% of the aggregate of all outstanding Commitments held by such complying Lenders, and (C) with respect to all other matters, those Lenders which are then in compliance with their obligations hereunder holding not less than 51% of the aggregate of all outstanding Commitments held by such complying Lenders.

     "Revolving Credit" has the meaning given to such term in the Background Section hereof.

     "Revolving Credit Advance Request" means a request for a Revolving Credit Advance submitted in accordance with Section 2.4 hereof, and meeting the requirements therein set forth.

     "Revolving Credit Advances" has the meaning given to such term in Section
2.3 hereof.

     "Revolving Credit Base Rate Tranche" means each portion of any Revolving Credit Advance bearing interest at the Adjusted Base Rate.

     "Revolving Credit LIBOR Tranche" means each portion of any Revolving Credit Advance bearing interest at an Adjusted LIBO Rate and sharing the same LIBOR Interest Period.

     "Revolving Credit Limit" means $19,000,000.00, as such sum may be reduced from time to time in accordance with the terms hereof.

     "Revolving Credit Notes" has the meaning given to such term in Section 2.13 hereof.

     "SAMLOC" has the meaning given to such term in the Background Section hereof.

     "SAMLOC Advances" means the advances made by Summit to any Borrower pursuant to Section 2.9 hereof.

     "SAMLOC Advance Request" means a request for a SAMLOC Advance submitted in accordance with Section 2.9 hereof, and meeting the requirements therein set forth.

     "SAMLOC Agreements" has the meaning given to such term in Section 2.9 hereof.

     "SAMLOC Base Rate Tranche" means each portion of any SAMLOC Advance bearing interest at the Adjusted Base Rate.

     "SAMLOC Commitment" means, with respect to Summit only, $1,000,000.00.

     "SAMLOC Termination Date" means the earlier of (A) the Termination Date or
(B) the date on which the SAMLOC is terminated pursuant to the SAMLOC
Agreements.

     "SAMLOC Note" has the meaning given to such term in Section 2.13 hereof.

     "Security Documents" means the Mortgage, the Assignment of Leases, the Pledge Agreement, the Trademark Security Agreement, the financing statements executed and delivered by Borrowers in connection therewith, and any other document executed and delivered in connection with such documents.

     "Subordinated Debt" means Indebtedness of any Borrower (including without limitation obligations under noncompetition agreements, installment sale agreements, capital leases, agreements to repay borrowed money and guarantees of the foregoing) subordinated to repayment in full of the Liabilities on terms and conditions acceptable to Required Lenders, including without limitation, the subordinated debt identified on Exhibit 5.20 attached hereto.

     "Subsidiary" of a Person means any corporation or other entity, more than 50% of the voting capital stock or other ownership interests of which is owned, directly or indirectly, by such Person.

     "Summit" has the meaning given to such term in the introductory paragraph hereof.

     "Super Pack" has the meaning given to such term in the introductory paragraph hereof.

     "Target" has the meaning given to such term in Section 4.4 hereof.

     "Term Loan" has the meaning given to such term in the Background Section hereof.

     "Term Loan Base Rate Tranche" means each portion of the Term Loan bearing interest at the Adjusted Base Rate.

     "Term Loan LIBOR Tranche" means each portion of the Term Loan bearing interest at an Adjusted LIBO Rate and sharing the same LIBOR Interest Period.

     "Term Loan Maturity Date" means July 31, 2005.

     "Term Loan Notes" has the meaning given to such term in Section 2.13 hereof.

     "Termination Date" means the earlier of (A) July 31, 2004, or (B) the date on which Lenders' obligations to make Revolving Credit Advances are terminated in whole pursuant to the terms of this Agreement.

     "TL Commitment" has the meaning given to such term in Section 2.1 hereof.

     "Trademark Office" shall have the meaning given to such term in Section 3.2 hereof.

     "Trademark Security Agreement" has the meaning given to such term in
Section 3.2 hereof.

     "U.C.C." shall mean the Uniform Commercial Code as in effect in the State of New Jersey.

     "Unused Commitments" means, at any time, with respect to any Lender, (A) with respect to such Lender's RC Commitment, such Lender's RC Commitment less the product of (a) such Lender's Pro Rata Share of the Revolving Credit, and (b) the sum of the outstanding principal under the Revolving Credit and the Letter of Credit Obligations at such time, (B) with respect to such Lender's AL Commitment, such Lender's AL Commitment less the product of (a) such Lender's Pro Rata Share of the Acquisition Loan, and (b) the sum of the outstanding principal under the Acquisition Loan at such time, and (C) with respect to such Lender's SAMLOC Commitment, such Lender's SAMLOC Commitment less the product of
(a) such Lender's Pro Rata Share of the SAMLOC, and (b) the sum of the outstanding principal under the SAMLOC at such time.

     "Withdrawal Liability" has the meaning given such term in ss. 4201 of ERISA.

     "Working Capital" means current assets minus current liabilities minus current maturities of long-term debt, without duplication, all as determined for Borrowers and their Subsidiaries on a Consolidated basis in accordance with GAAP.

     SECTION 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.


                                    ARTICLE 2

                                    THE LOANS

     SECTION 2.1 Commitment to Lend. Subject to the terms and conditions hereinafter provided, each Lender agrees, for itself only, to (a) make on the Closing Date its portion of the Term Loan in the principal amount set forth opposite its name on

Exhibit 2.1 hereto (such respective portions relating to the Term Loan being the "TL Commitment" of each Lender), (b) make its portion of Revolving Credit Advances, from time to time during the period from the date hereof to and including the Termination Date, provided that the aggregate outstanding principal amount of each Lender's portion of the Revolving Credit Advances at any time shall not exceed the amount set forth opposite such Lender's name under the heading "Revolving Credit" on Exhibit 2.1 hereto (such respective amounts relating to the Revolving Credit as the same may be permanently reduced in accordance with this Agreement being the "RC Commitment" of each Lender) less Letter of Credit Liabilities multiplied by such Lender's Pro Rata Share of the Revolving Credit and (c) make its portion of Acquisition Advances, from time to time during the period from the date hereof to and including the Conversion Date, provided that the aggregate outstanding principal amount of each Lender's portion of the Acquisition Advances at any time shall not exceed the amount set forth opposite such Lender's name under the heading "Acquisition Loan" on
Exhibit 2.1 hereto (such respective amounts relating to the Acquisition Loan as the same may be permanently reduced in accordance with this Agreement being the "AL Commitment" of each Lender).

     SECTION 2.2 Term Loan. Subject to the terms and conditions of this Agreement including without limitation satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2 hereof, Lenders shall extend to Borrowers the Term Loan. The Term Loan shall be advanced from all Lenders ratably according to their respective TL Commitments on the Closing Date. Amounts made available under the Term Loan which are repaid or prepaid by Borrowers under the Term Loan shall not be available to Borrowers for reborrowing. The outstanding principal amount of the Term Loan shall bear, and Borrowers shall pay, interest at the rates and at the times set forth in Section 2.10 hereof. Borrowers shall repay the principal balance of the Term Loan in consecutive quarterly installments, in the amounts set forth in the table below, commencing on September 30, 2000, and on the last Business Day of each December, March, June and September thereafter through the Term Loan Maturity Date, on which date Borrowers shall repay in full the unpaid principal amount of the Term Loan plus all accrued and unpaid interest thereon and any other amount due and owing in connection therewith:

------------------------------------------- ------------------------------------------
Period                                             Quarterly Principal Payment
------------------------------------------- ------------------------------------------
Closing Date through June 30, 2000                              0
------------------------------------------- ------------------------------------------
September 30, 2000 through June 30, 2001                   $375,000.00
------------------------------------------- ------------------------------------------
September 30, 2001 through June 30, 2004                   $500,000.00
------------------------------------------- ------------------------------------------
September 30, 2004 through March 30, 2005                  $625,000.00
------------------------------------------- ------------------------------------------
Term Loan Maturity Date                     all remaining unpaid principal, interest
                                            and all other sums owing hereunder
------------------------------------------- ------------------------------------------

The quarterly payments set forth in the table above shall be adjusted pursuant to Section 2.11(D) hereof each time (no more than once a year) an Excess Cash Flow payment is made pursuant to Section 2.11(A) hereof.

     SECTION 2.3 The Revolving Credit. Subject to the terms and conditions hereinafter provided, including without limitation, satisfaction of the conditions precedent contained in Sections 4.1 and 4.2 hereof, Lenders shall extend to Borrowers the Revolving Credit, pursuant to which each Lender, for itself only, shall advance to Borrowers, from time to time during the period from the Closing Date to and including the Termination Date, its portion of such sums as Borrowers may request, each advance to be, in the minimum amount of $500,000.00 unless such advance is deemed made under Section 2.23(C) hereof (each such advance, a "Revolving Credit Advance"), provided that (A) the aggregate outstanding principal amount of each Lender's portion of the Revolving Credit Advances plus such Lender's portion of Letter of Credit Obligations shall not exceed the RC Commitment of such Lender, (B) the total outstanding principal under the Revolving Credit plus the Letter of Credit Obligations at any one time shall not exceed the Revolving Credit Limit, and (C) the Letter of Credit Obligations at any one time shall not exceed the Letter of Credit Limit. Each Revolving Credit Advance shall be from all Lenders ratably according to their respective Pro Rata Shares of the Revolving Credit. If, at any time, the aggregate amount of the Revolving Credit Advances outstanding at any time plus the Letter of Credit Obligations exceeds the Revolving Credit Limit, then Borrowers shall repay immediately the amount of such excess to Agent for Issuing Bank and Lenders. If, at any time, the aggregate Letter of Credit Obligations exceed the Letter of Credit Limit, Borrowers shall pledge to Agent for the benefit of itself, Issuing Bank and Lenders cash collateral in an amount equal to the amount by which such Letter of Credit Obligations exceed the Letter of Credit Limit, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account. Borrowers may borrow, repay and reborrow under the Revolving Credit until the Termination Date subject to the terms and conditions of this Agreement.

     SECTION 2.4 Making the Advances under the Revolving Credit.

     (A) Any requests for Revolving Credit Advances shall be submitted by the Parent, which each Borrower hereby appoints as its agent for purposes of this Agreement, to Agent in writing or by facsimile copy by, subject to Section 2.10(B) hereof, 11:00 a.m. of the Business Day before the day on which the requested Revolving Credit Advance is to be made (subject to the notice requirements of Section 2.10(B) hereof if such Revolving Credit Advance is to consist of any LIBOR Tranche). Each such request shall be in the form of Exhibit 2.4(A) attached hereto and made a part hereof, and signed by the chief financial officer or another officer of Parent previously authorized in writing and stating the amount of the proposed Revolving Credit Advance. Parent shall indicate on each Revolving Credit Advance Request whether the Revolving Credit Advance is to be a Revolving Credit Base Rate Tranche and/or, if available hereunder, a Revolving Credit LIBOR Tranche and the desired

LIBOR Interest Period, if applicable, and if both, the amount of each. Agent in turn shall promptly notify each Lender of such proposed Revolving Credit Advance.

     (B) Each Revolving Credit Advance Request shall constitute a representation by all Borrowers that at the time of and after giving effect to the Revolving Credit Advance requested thereby: (1) no Event of Default or Default has occurred and is continuing or will arise as a result of the requested Revolving Credit Advance; (2) except for representations and warranties made as of a specific date, the representations and warranties contained herein and in the other Loan Documents are expressly reaffirmed and are correct in all material respects as of the date of such Revolving Credit Advance Request and will be correct as of the date on which such Revolving Credit Advance is to be made, (3) the requested Revolving Credit Advance will be used for the purposes set forth in the Background Section hereof; (4) all of the conditions precedent set forth in Article 4 hereof have been and remain satisfied; and (5) the sum of the outstanding Revolving Credit Advances plus the requested Revolving Credit Advance plus the Letter of Credit Obligations will not exceed the Revolving Credit Limit. Upon notice from Agent of the proposed Revolving Credit Advance, each Lender shall wire transfer to Agent, at Agent's office in Princeton, New Jersey, in immediately available funds, which funds shall be in U.S. Dollars, prior to 2:00 p.m., New Jersey time, on the date of the proposed Revolving Credit Advance, an amount equal to such Lender's Pro Rata Share of such Revolving Credit Advance. Upon receipt of such funds by Agent and upon Agent's determination that the applicable conditions set forth in Article 4 hereof have been fulfilled, Agent will immediately remit the proceeds of any Revolving Credit Advance to which Borrowers are entitled, by depositing the amount thereof into an operating account which any Borrower may maintain with Agent or in such other manner as Borrowers may reasonably request in the Revolving Credit Advance Request. Agent shall have no obligation to make funds available to Borrowers in excess of amounts received by it from Lenders. Borrowers shall hold Agent and Lenders harmless from any liability for any loss resulting from Agent's and Lenders' reliance on any writing or facsimile copy purportedly made by the chief financial officer or any other officer of any Borrower authorized to make Revolving Credit Advance Requests. Agent's books and records shall be deemed conclusive evidence (absent manifest error) of whether or not a Revolving Credit Advance Request was made and the terms thereof.

     (C) Unless Agent shall have been notified by a Lender prior to the date any Revolving Credit Advance is to be made that such Lender does not intend to make its share of such requested Revolving Credit Advance available to Agent, Agent may assume that such Lender has made such proceeds available to Agent on such date, and Agent may, in reliance upon such assumption (but shall not be obligated to), make available to Borrowers a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on the date the Revolving Credit Advance is made, Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay any such amount forthwith upon such demand, from Borrowers), together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrowers and ending on (but excluding) the date Agent recovers such amount from such Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time, and from Borrowers, at a rate per annum equal to the Adjusted Base Rate as in effect from time to time or, with respect to LIBOR Tranches, at Adjusted LIBOR.

     SECTION 2.5 Revolving Credit Termination; Repayment of the Revolving Credit. Lenders shall have no obligation to fund Revolving Credit Advance Requests received after the close of business on the Business Day before the Termination Date. Borrowers shall pay interest on the outstanding principal amount of the Revolving Credit Advances in accordance with Section 2.10 hereof. On the Termination Date, Borrowers shall pay all outstanding principal, accrued and unpaid interest and any other amount owing in connection with the Revolving Credit.

     SECTION 2.6 The Acquisition Loan. Subject to the terms and conditions hereinafter provided, including without limitation, satisfaction of the conditions precedent contained in Sections 4.1, 4.2 and 4.4 hereof, Lenders shall extend to Borrowers the Acquisition Loan, pursuant to which each Lender, for itself only, shall advance to Borrowers, from time to time during the period from the Closing Date to and including the Conversion Date, its portion of such sums as Borrower may request, each advance to be in the minimum amount of $1,000,000.00 (each such advance, an "Acquisition Advance"), provided that (A) the aggregate outstanding principal amount of each Lender's portion of the Acquisition Advances shall not exceed the AL Commitment of such Lender and (B) the total outstanding principal shall not exceed the Acquisition Loan Limit. Each Acquisition Advance shall be from all Lenders ratably according to their respective Pro Rata Shares of the Acquisition Loan. If the aggregate amount of the Acquisition Advances outstanding at any time exceeds the Acquisition Loan Limit, then Borrowers shall repay immediately the amount of such excess to Agent for the benefit of Lenders. Acquisition Advances (including Acquisition Advances converted into the Converted Loan) repaid or prepaid by Borrowers shall not be available to Borrowers for reborrowing, except to the extent such prepayments were made directly from the proceeds of the sale of common stock of Parent otherwise permitted hereby prior to the Conversion Date.

     SECTION 2.7 Making the Advances under the Acquisition Loan.

     (A) Any requests for Acquisition Advances shall be submitted by Parent, as agent for all Borrowers, to Agent in writing or by facsimile copy by 11:00 a.m. no later than five (5) days before the day on which the requested Acquisition Advance is to be made. Each such request shall be in the form of Exhibit 2.4(A) attached hereto and made a part hereof, shall be signed by the chief financial officer or another officer of Parent previously authorized in writing and stating the amount of the proposed Acquisition Advance. Each Acquisition Advance Request shall be accompanied by all of the documents and information required under Section 4.4(D) hereof. Agent in turn shall promptly notify each Lender of such proposed Acquisition Advance.

     (B) Each Acquisition Advance Request shall constitute a representation by all Borrowers that at the time of and after giving effect to the Acquisition Advance requested thereby: (1) no Event of Default or Default has occurred and is continuing; (2) except for representations and warranties made as of a specific date, the representations and warranties contained herein and in the other Loan Documents are expressly reaffirmed and are correct in all material respects as of the date of such Acquisition Advance Request and will be correct as of the date on which the requested Acquisition Advance is to be made; (3) the requested Acquisition Advance will be used for the purposes set forth in the Background Section hereof; (4) all of the conditions precedent set forth in Sections 4.1, 4.2 and 4.4 hereof have been and remain satisfied and (5) the sum of the outstanding principal amount of the Acquisition Advances plus the Acquisition Advance being requested will not exceed the Acquisition Loan Limit. Borrowers shall indicate on each Acquisition Advance Request whether the Acquisition Advance is to be a Base Rate Tranche or, if available hereunder, a LIBOR Tranche and the desired LIBOR Interest Period, if applicable. Borrowers shall submit with each Acquisition Advance Request for acquisitions having Acquisition Consideration exceeding $8,500,000.00 such supporting invoices, contracts, purchase orders or other documentation as Agent may reasonably request from time to time to support the foregoing representations. Upon notice from Agent of the proposed Acquisition Advance, each Lender shall wire transfer to Agent, at Agent's office in Princeton, New Jersey, in immediately available funds, which funds shall be in U.S. Dollars, prior to 2:00 p.m., New Jersey time, on the date of the proposed Acquisition Advance, an amount equal to such Lender's Pro Rata Share of such Acquisition Advance. Upon receipt of such funds by Agent and upon Agent's determination that the applicable conditions set forth in Sections 4.1, 4.2 and 4.4 hereof have been fulfilled, Agent will immediately remit the proceeds of any Acquisition Advance to which Borrowers are entitled, by depositing the amount thereof into an operating account which any Borrower may maintain with Agent or in such other manner as Borrowers may reasonably request in the Acquisition Advance Request. Agent shall have no obligation to make funds available to Borrowers in excess of amounts received by it from Lenders. Borrowers shall hold Agent and Lenders harmless from any liability for any loss resulting from Agent's and Lenders' reliance on any writing or facsimile copy purportedly made by the chief financial officer or any other officer of any Borrower authorized to make Acquisition Advance Requests. Agent's books and records shall be deemed conclusive evidence (absent manifest error) of whether or not an Acquisition Advance Request was made and the terms thereof.

     (C) Unless Agent shall have been notified by a Lender prior to the date any Acquisition Advance is to be made that such Lender does not intend to make its share of such requested Acquisition Advance available to Agent, Agent may assume that such Lender has made such proceeds available to Agent on such date, and Agent may, in reliance upon such assumption (but shall not be obligated to), make available to Borrowers a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on the date the Acquisition Advance is made, Agent shall be entitled to recover such amount on demand from such Lender (or, if such

Lender fails to pay any such amount forthwith upon such demand, from Borrowers) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrowers and ending on (but excluding) the date Agent recovers such amount from such Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time, and from Borrowers, at a rate per annum equal to the Adjusted Base Rate as in effect from time to time or, with respect to LIBOR Tranches, at Adjusted LIBOR Rate.

     SECTION 2.8 Acquisition Loan Termination; Automatic Conversion to Term Loan. Lenders shall have no obligation to fund Acquisition Advance Requests after 2:00 p.m. on the Conversion Date. On the Conversion Date, all outstanding Acquisition Advances, if any, shall automatically be converted into a term loan having a principal amount equal to the sum of the aggregate principal amount of Acquisition Advances then outstanding (the Acquisition Loan, after the Conversion Date, shall be referred to as the "Converted Loan") and the unused AL Commitment shall terminate. The outstanding principal amount of the Converted Loan shall continue to bear, and Borrowers shall continue to pay, interest at the rates and at the times set forth in Section 2.10 hereof. Borrowers shall repay the Acquisition Advances, including the principal balance of the Converted Loan, if any, in consecutive quarterly installments, in amounts determined in accordance with the table below, commencing on September 30, 2000 and on the last Business Day of each calendar quarter thereafter and on the Converted Loan Maturity Date. The final installment of the Converted Loan, due and payable on the Converted Loan Maturity Date, shall include an amount equal to the then outstanding principal balance of the Converted Loan, all accrued and unpaid interest thereon and any fees and costs due in connection with the Converted Loan.

------------------------------------------------- ---------------------------------------------------------
Period                                                          Quarterly Principal Payment
------------------------------------------------- ---------------------------------------------------------
Closing Date through June 30, 2000                                           0
------------------------------------------------- ---------------------------------------------------------
September 30, 2000 through June 30, 2001          If the aggregate outstanding Acquisition Advances as of
                                                  July 1, 2000 is equal to or greater than $600,000.00,
                                                  $150,000.00 each; or
                                                  If the aggregate outstanding Acquisition Advances as of
                                                  July 1, 2000 is less than $600,000.00, 25% of such
                                                  aggregate outstanding Acquisition Advances each.
------------------------------------------------- ---------------------------------------------------------
September 30, 2001 through June 30, 2002          Determined in accordance with the following formula:

                                                                          QP = X-Y
                                                                               ---
                                                                                4


                                                  where

                                                  QP =  quarterly payment
                                                     X =  aggregate outstanding Acquisition Advances as
                                                          of July 1, 2001
                                                     Y = sum of principal payments required to be
                                                         made during period commencing on September
                                                         30, 2002 and ending on the June 30, 2005
------------------------------------------------- ---------------------------------------------------------
September 30, 2002 through June 30, 2003          5.75% of the aggregate outstanding Acquisition Advances
                                                  as of July 1, 2001
------------------------------------------------- ---------------------------------------------------------
September 30, 2003 through June 30, 2004          7.5% of the aggregate outstanding Acquisition Advances
                                                  as of July 1, 2001
------------------------------------------------- ---------------------------------------------------------
September 30, 2004 through June 30, 2005          8.75% of the aggregate outstanding Acquisition Advances
                                                  as of July 1, 2001
------------------------------------------------- ---------------------------------------------------------
Converted Loan Maturity Date                      all remaining unpaid principal, interest and all other
                                                  sums owing hereunder
------------------------------------------------- ---------------------------------------------------------

The quarterly payments set forth in the table above shall be adjusted pursuant to Section 2.11(D) hereof each time (no more than once a year) an Excess Cash Flow payment is made pursuant to Section 2.11(A) hereof.

On the Converted Loan Maturity Date, Borrowers shall pay to Agent for the benefit of the Lenders, the then outstanding principal of and accrued interest on the Converted Loan together with any other amount owing hereunder or under any of the other Loan Documents in connection with the Converted Loan. Borrowers shall have no right to reborrow any portion of the Converted Loan once such portion has been paid.

     SECTION 2.9 The SAMLOC. Subject to the terms and conditions hereinafter provided, including without limitation, satisfaction of the conditions precedent contained in Sections 4.1 and 4.2 hereof, Summit shall extend to Borrowers the SAMLOC, pursuant to which Summit, for itself only, shall advance to Borrowers, from time to time during the period from the Closing Date to and including the SAMLOC Termination Date, SAMLOC Advances, provided that the aggregate outstanding principal amount of the SAMLOC Advance shall not exceed the SAMLOC Commitment. If the aggregate amount of the SAMLOC Advances outstanding at any time exceeds the SAMLOC Commitment, then Borrowers shall repay immediately the amount of such excess to Summit for itself. Borrowers may borrow, repay and reborrow under the SAMLOC until the SAMLOC Termination Date, subject to the terms and conditions of this Agreement and the SAMLOC Agreements. SAMLOC Advances shall be requested or deemed requested by Borrowers and made by Summit in accordance with the SAMLOC Agreements. Borrowers shall pay interest on the outstanding principal amount of the SAMLOC in accordance with Section 2.10 hereof. On the SAMLOC Termination Date, Borrowers shall pay all outstanding principal, accrued and unpaid interest and any other amount owing in connection with the SAMLOC. In connection with the SAMLOC, Borrowers shall establish a Summit Asset Management Account, and shall execute and deliver such documents and instruments as shall be required by Summit in connection therewith, including but not limited to a Summit Asset Management Account Customer Agreement and a Summit Asset Management Account Supplemental Agreement for Line of Credit (collectively, the "SAMLOC Agreements").

     SECTION 2.10 Interest.

     (A) Base Rate Tranches. All outstanding principal under the Loans shall bear interest at the Adjusted Base Rate except to the extent Borrowers elect to have all or a portion thereof (other than SAMLOC Advances for which such election shall not be available) converted to or advanced as LIBOR Tranches subject to the terms hereof, including the terms and conditions set forth in this Section 2.10. Borrowers shall pay to Agent (and with respect to the SAMLOC, to Summit) for the benefit of Lenders (and with respect to the SAMLOC, for the sole benefit of Summit) interest at the Adjusted Base Rate in arrears on the unpaid principal amount of each Base Rate Tranche, from the date on which such Base Rate Tranche is advanced or converted from a LIBOR Tranche until such principal amount has been repaid in full, or converted to a LIBOR Tranche, (1) monthly on the last day of each month commencing July 31, 1999, (2) with respect to the Revolving Credit Base Rate Tranches, if any, on the Termination Date, (3) with respect to the Term Loan Base Rate Tranches, if any, on the Term Loan Maturity Date, (4) with respect to the Acquisition Loan Base Rate Tranches, if any, on the Converted Loan Maturity Date and (5) with respect to the SAMLOC Base Rate Tranches, if any, on the SAMLOC Termination Date. The Adjusted Base Rate shall change (a) simultaneously with each change in the Base Rate and (b) with each change in the Applicable Margin in accordance with the definition thereof.

     (B) Advances of or Conversions to LIBOR Tranches. By notifying Agent in writing in the form of Exhibit 2.10B attached hereto and made a part hereof (and Agent shall promptly notify each Lender) at least three Business Days prior to an Effective Date (which may be the date of an Advance), Borrowers may convert into a LIBOR Tranche any Base Rate Tranche (other than SAMLOC Base Rate Tranches) or have any Advance (other than SAMLOC Advances) made as a LIBOR Tranche, provided that there does not then exist any Default or Event of Default and provided further that each such LIBOR Tranche shall be in a principal amount of not less than $1,000,000.00 and provided further that, the proposed conversion would not cause to be outstanding, at any one time, more than twelve
(12) LIBOR Tranches. At the end of the applicable LIBOR Interest Period, the LIBOR Tranche will convert back to a Base Rate Tranche unless any Borrower notifies Agent (which shall promptly notify each Lender) at least three Business Days before the end of the existing LIBOR Interest Period (and provided that there then exists no Default or Event of Default) that Borrowers are electing to continue such LIBOR Tranche as a LIBOR Tranche and are selecting a new LIBOR Interest Period.

     (C) LIBOR Tranche. Borrower shall pay interest in arrears on the unpaid principal amount of each LIBOR Tranche at the Adjusted LIBO Rate, (1) with respect to any LIBOR Tranche having a LIBOR Interest Period longer than 3 months, on the 3 month anniversary of the first day of such LIBOR Interest Period, (2) on the last day of the applicable LIBOR Interest Period, (3) with respect to the Revolving Credit LIBOR Tranches, if any, on the Termination Date,
(4) with respect to the Term Loan LIBOR Tranches, if any, on the Term Loan Maturity Date, and (5) with respect to the Acquisition LIBOR Tranches, if any, on the Converted Loan Maturity Date.

     SECTION 2.11 Mandatory Prepayments; Reductions of the Commitments.

     (A) On or prior to April 30th of each fiscal year, commencing April 30, 2000, until the Liabilities are repaid in full, Borrowers shall deliver to each Lender a written statement calculating the Excess Cash Flow for the prior fiscal year. On or before May 31st of each such year (the "Excess Cash Flow Payment Date"), commencing May 31, 2000, Borrowers shall make a mandatory prepayment of principal of the Loans in an amount equal to 75% of the Excess Cash Flow for such prior fiscal year, provided however that, in the event the Leverage Ratio is less than 1.5 as of the end of such prior fiscal year, the mandatory prepayment shall be in an amount equal to 50% of the Excess Cash Flow for such prior fiscal year, provided further however that, with respect to the payment due May 31, 2000, only, Borrowers' mandatory prepayment shall be calculated using the following formula: 75% times (1999 Excess Cash Flow - $1,000,000.00).

     (B) In addition to the mandatory prepayments set forth in (A) above, Borrowers shall make a mandatory prepayment in an amount equal to the following amounts:

          (1) 100% of the net, after-tax proceeds of the sale or other disposition of any material asset of any Borrower outside of the ordinary course of business of such Borrower for aggregate consideration of at least $250,000.00 less any reasonable costs and expenses of such sale owing to Persons other than such Borrower or any of its Affiliates;

          (2) 100% of the net, after-tax cash proceeds of any sale or issuance of any capital stock or debt securities of any Borrower, excluding issuances (i) pursuant to the exercise of stock options or under any employee stock purchase or other compensatory plan, (ii) to Parent, or
     (iii) used as consideration for a Permitted Acquisition;

          (3) 100% of the net, after tax proceeds of any equity contributed by a Person to the capital of any Borrower, excluding equity investments by a Borrower in a Subsidiary of such Borrower; and

          (4) 100% of all insurance proceeds exceeding $250,000.00 in the aggregate and resulting from any casualty resulting in loss or damage to any Borrower's property, less any such insurance proceeds used by Borrowers to repair or replace such damaged property to the extent permitted by the Loan Documents.

All mandatory prepayments required to be made pursuant to this Section 2.11(B) shall be made within ten (10) days of the occurrence of the event triggering such prepayment.

     (C) Any prepayments received under Section 2.11 (A) or (B) hereof shall be applied (1) (a) first against outstanding principal under the Term Loan (unless
Section 2.11(D) hereof applies), (b) then against outstanding principal under the Acquisition Loan (unless Section 2.11(D) hereof applies), (c) then against outstanding principal under the Revolving Credit and (d) then against outstanding principal under the SAMLOC, and (2) after application of clause (1), first against Base Rate Tranches and LIBOR Tranches with LIBOR Interest Periods ending on the date of such payment, if any, then in accordance with the following sentence. Any additional amounts shall be held by Agent on behalf of Lenders in an interest bearing, cash collateral account at Agent, with access thereto restricted to Agent, such amounts to be applied to repayment of LIBOR Tranches as their LIBOR Interest Periods expire. In the event that Borrowers intend to use, within six (6) months after the sale or disposition of assets triggering a mandatory prepayment, all or a portion of the proceeds referred to in subsection (B)(1) above to finance a Permitted Acquisition or to finance replacement assets, Borrowers shall deliver to Agent with such proceeds a certification to Agent and Lenders in form and substance satisfactory to Agent stating such intention, identifying the amount of such proceeds intended to be so used, describing such Permitted Acquisition or replacement purchase in reasonable detail and attaching such documents identified in Section 4.4 hereof respecting such Permitted Acquisition as may be then available, whereupon the Agent shall deposit such portion of such proceeds into an interest bearing cash collateral account at Agent, with access thereto restricted to Agent, such amounts to be (i) disbursed within such six (6) month period to Borrowers upon completion of such Permitted Acquisition or replacement purchase and satisfaction of the conditions set forth in Section 4.4 hereof, or
(ii) if not disbursed to Borrowers within six (6) months as set forth in clause
(i), applied as a prepayment pursuant to the first two sentences of this subsection (C). Except as set forth in Section 2.11(D) hereof, all prepayments of any of the Loans (whether optional or mandatory and whether pursuant to this Section 2.11 or otherwise) shall be applied against the last installment due and shall not affect any otherwise scheduled payment under this Agreement and the entire outstanding amount of the Loans shall continue to bear interest until prepayment is actually applied.

     (D) Notwithstanding clauses (C)(1)(a) and (C)(1)(b) above, any prepayments received under Section 2.11(A) hereof shall first be applied against all future principal payments in respect of the Term Loan and the Acquisition Loan (including the Converted Loan) on a pro-rata basis in accordance with the aggregate principal outstanding under the Term Loan and the Acquisition Loan (including the Converted Loan) as of the relevant Excess Cash Flow Payment Date. Notwithstanding the last sentence of Section 2.11(C) hereof, the portion of any prepayments applied pursuant to the preceding sentence shall not be applied to the last installment first, but, rather, against each succeeding installment pro rata based on the ratio of the amount of such installment payment and the outstanding principal amount of such Loan.

     (E) The Commitments shall be permanently reduced by any prepayments received under Section 2.11(A) and (B) hereof, excluding prepayments (1) attributed to the RC Commitments or (2) of the Acquisition Advances if made pursuant to the last sentence of Section 2.6 hereof.

     SECTION 2.12 Prepayment Compensation.

     (A) Borrowers may prepay without premium or penalty Base Rate Tranches in whole or in part at any time and from time to time upon one Business Day's notice to Agent (which shall deliver notice to Lenders).

     (B) Borrowers agree not to prepay any LIBOR Tranche prior to the expiration of its Interest Period unless otherwise expressly required hereunder or after acceleration pursuant to the terms hereof. In the event that Borrowers (1) prepay, pay, renew or convert any LIBOR Tranche prior to the expiration of its Interest Period, whether in violation of the previous sentence, or with the consent of Agent and Lenders, or after acceleration after an Event of Default or otherwise in accordance with this Agreement, (2) fail to renew a LIBOR Tranche after giving notice of intent to renew, or (3) fail to convert into a LIBOR Tranche after giving notice of intent to convert, Borrowers shall pay to Agent for the account of each Lender, upon the request of such Lender through Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender reasonably determines is attributable to:

          (1) any payment, prepayment, conversion or renewal of a LIBOR Tranche made by Borrowers on a date other than the last day of an Interest Period for such LIBOR Tranche (whether by reason of acceleration or otherwise); or

          (2) any failure by Borrowers to borrow, convert into or renew a LIBOR Tranche to be made, converted into or renewed by such Lender on the date specified therefor pursuant to Borrowers' prior election.

          Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (a) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of the event described in clause (1) or (2) above to, but excluding, the last day of the then current Interest Period for such LIBOR Tranche (or, with respect to the events described in clause
     (2) above, for the Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such LIBOR Tranche provided for herein; over (b) the amount of interest (as reasonably determined by each affected Lender) such Lender would have bid to New York dealers of London interbank dollar deposits for amounts comparable to such principal amount and maturities comparable to such Interest Period. A Lender's determination of the amount so due, and a description of the calculation thereof, shall be set forth in the request for such amount or amounts; such determination and calculation shall be conclusive absent manifest error or bad faith. THIS COVENANT SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS CREATED BY THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT.

     SECTION 2.13 Notes. From and after the date of this Agreement, (A) the joint and several obligation of Borrowers to repay the outstanding Revolving Credit Advances shall be evidenced by promissory notes dated the date hereof, each payable to the order of a Lender, in a principal amount equal to such Lender's RC Commitment, and otherwise substantially in the form of Exhibit 2.13A attached hereto (the "Revolving Credit Notes"); (B) the joint and several obligation of Borrowers to repay the Term Loan shall be evidenced by promissory notes dated the date hereof, each payable to the order of a Lender, in a principal amount equal to such Lender's TL Commitment, and otherwise substantially in the form of Exhibit 2.13B attached hereto (the "Term Loan Notes"), (C) the joint and several obligation of Borrowers to repay the outstanding Acquisition Advances (including those converted into the Converted
Loan) shall be evidenced by promissory notes dated the date hereof, each payable to the order of a Lender, in a principal amount equal to such Lender's AL Commitment, and otherwise substantially in the form of Exhibit 2.13C attached hereto (the "Acquisition Loan Notes") and (D) the joint and several obligation of Borrowers to repay the outstanding SAMLOC Advances shall be evidenced by a promissory note dated the date hereof, payable to the order of Summit, in a principal amount equal to the SAMLOC Commitment, and otherwise substantially in the form of Exhibit 2.13D attached hereto (the "SAMLOC Note"). In the event that any Lender assigns all or any portion of its interest in the Loans as permitted under Section 9.12 hereof, Borrowers will execute and deliver replacement Note(s) in the appropriate form attached as an exhibit hereto upon request of the Agent.

     SECTION 2.14 Fees.

     (A) Borrowers shall pay to Agent, for the account of each Lender, a commitment fee (the "Commitment Fee") equal to the product of (1) the average daily amount of such Lender's Unused Commitments and (2) the percentages set forth below, from the Closing Date to and including the Termination Date, payable on September 30, 1999, for the period then ending and thereafter quarterly in arrears on the last Business Day of each calendar quarter, and on the Termination Date. The rate shall be 0.5% per annum, provided that after September 30, 1999, the foregoing shall continue in effect unless otherwise determined in accordance with the table and text below:

-----------------------------------------------------------------------------
Funded Debt to EBITDA is:                                Commitment Fee
                                                           (per annum)
-----------------------------------------------------------------------------
Greater than or equal to 2.5                                    .50%
-----------------------------------------------------------------------------
Greater than or equal to 1.5 but less than 2.5                 .375%
-----------------------------------------------------------------------------
Greater than or equal to .5 but less than 1.5                   .30%
-----------------------------------------------------------------------------
Less than .5                                                    .25%
-----------------------------------------------------------------------------


The calculation of the Commitment Fee pursuant to the above table shall be made quarterly using, for the calculation of EBITDA and the Unused Commitments, the four fiscal quarters ended on or immediately prior to the date of calculation, based upon the Consolidated financial statements of Borrowers and their Subsidiaries for the immediately preceding fiscal period. Notwithstanding the foregoing, if and when EBITDA calculated on a rolling four quarter basis is zero or negative, the Commitment Fee shall be .50%. In the event the Commitment Fee changes, such change shall become effective as of the first day of the month immediately following the month in which Borrowers' quarterly statements used in such calculation are delivered to Agent, provided, however, if such financial statements are delivered after the date on which such financial statements were required to have been delivered, the change shall be deemed effective as of the first day of the month immediately following the month in which such financial statements were due to be delivered.

     (B) Borrowers shall pay the Agent for its benefit and not for the ratable benefit of the Lenders upon execution hereof and as otherwise specified in the agent fee letter dated of even date herewith, the fees specified in such letter, such fees to be deemed fully earned and non-refundable when due.

     (C) Borrowers shall pay to the Issuing Bank such fees in connection with the Letters of Credit as required by Section 2.23 hereof.

     (D) Borrowers shall pay to the Agent, for the benefit of the Issuing Bank and each Lender, the Letter of Credit Fee.


     SECTION 2.15 Place and Manner of Payments. Borrowers agree to make all payments on account of principal, interest, the Commitment Fee, the Letter of Credit Fee or any other sums due under any of the Loan Documents, without setoff or counterclaim to Agent at Agent's office located at its address specified in
Section 9.2 below, at or before 2:00 p.m., New Jersey time, on the date due, in lawful money of the United States of America and in immediately available funds provided that payments received after 2:00 p.m. will be deemed received on the next Business Day. Agent shall remit to each Lender, subject to collection, its ratable share of each such payment to which such Lender is entitled on the same day as received if received before 2:00 p.m., New Jersey time, and otherwise on the next Business Day. All payments received from Borrowers after an Event of Default or, if prior to an Event of Default, not designated for application or otherwise provided for in this Article 2, shall be applied in the following order: (A) to the payment of the Commitment Fee, the Letter of Credit Fee, other fees payable hereunder, and other costs and expenses then due and owing from Borrowers, (B) to the payment of accrued and unpaid interest then due, (C) to the payment of any amounts under the Loans which are due and to the Letter of Credit Liability, if any, (D) as a payment against amounts outstanding under the SAMLOC, (E) as a payment against amounts outstanding under the Revolving Credit,
(F) as a prepayment against principal amounts outstanding under the Acquisition Loan, and (G) as a prepayment against principal amounts outstanding under the Term Loan.

     SECTION 2.16 Computation of Interest and Commitment Fee. Both before and after the occurrence of an Event of Default, and before and after judgment, (A) interest on Base Rate Tranches will be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed, and (B) the Commitment Fee, the Letter of Credit Fee and interest on all LIBOR Tranches will be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     SECTION 2.17 Late Charges; Default Rate.

     (A) In the event that Borrowers fail to make any payment required hereunder or under any of the other Loan Documents within ten (10) days of the date first due, at the option of Agent, Borrowers shall pay to Agent for the benefit of itself, Issuing Bank and Lenders a late charge equal to five percent (5%) of the amount of such late payment as a late charge, not to exceed $1,000.00. Any late charges assessed are immediately due and payable. Payments are deemed made on the Business Day payment is received by Agent, provided that payments received after 2:00 p.m. will be deemed received on the next Business Day. Each Borrower authorizes Agent to charge any account maintained by any Borrower with Agent for any late charge not otherwise paid by Borrowers.

     (B) To the extent permitted by law, after the occurrence and during the continuance of any Event of Default the interest rate then in effect on any Loan shall, at the option of Agent or the Required Lenders, be increased by 2% (the "Default Rate"), and each time the Interest Rate or Applicable Margin changes, the Default Rate shall change simultaneously therewith. Borrowers acknowledge that (1) such additional rate is a material inducement to Lenders to make the Loans; (2) Lenders would not have made the Loans in the absence of the agreement of Borrowers to pay such Default Rate; (3) such Default Rate represents compensation for the increased risk to Lenders that the Loans or Advances will not be repaid; and (4) such Default Rate is not a penalty and represents a reasonable estimate of (a) the costs to Lenders and Agent in allocating their resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loans or Advances and (b) compensation to Lenders for losses that are difficult to ascertain.

     SECTION 2.18 Reimbursement to Lenders for Cost Increases Imposed by Law. If any change in existing law or regulation, any new law, any change in regulatory interpretation or any other factor having the force of law shall impose or change any tax (other than taxes on income in general), reserve, insurance, special deposit or similar requirements or charges with respect to funds obtained by Issuing Bank or any Lender to make or maintain any of the Loans or Advances during any Interest Period or issue, maintain or participate in any Letter of Credit, or imposes any other condition, and the result is to increase the cost to Issuing Bank or such Lender of obtaining or maintaining such funds or to reduce the return to Issuing Bank or such Lender on the Loans or Advances to which such Interest Period applies or in respect of any Letter of Credit, then Issuing Bank or such Lender shall so notify Borrowers in writing, certifying the amount of, and the computation thereof and reasons for such increased costs or reduced return (such certificate being conclusive), and Borrowers shall pay to the Issuing Bank or such Lender within ten (10) days of such written request an amount sufficient to compensate Issuing Bank or such Lender in full for such increased costs or such reduced return. THIS COVENANT SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS CREATED BY THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT.

     SECTION 2.19 Reimbursement to Lenders for Increased Costs Due to Capital Adequacy Requirements. If any law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by Issuing Bank or any Lender with any request or directive (whether or not having the force of law) of any such authority, applicable from time to time, shall (A) impose, modify, deem applicable or result in the application of any capital maintenance, capital ratio or similar requirements against loan commitments or other facilities made by Issuing Bank or any Lender and the result thereof shall be to impose upon Issuing Bank or any Lender a fee or a requirement to increase any capital requirement applicable as a result of the making or maintenance of or participation in -any Letter of Credit or of the Loans (which imposition of or increase in capital requirements may be determined by Issuing Bank's or such Lender's reasonable allocation of the aggregate of such capital impositions or increases), or (B) subject Issuing Bank or any Lender to any tax, duty or other charge with respect to any Letter of Credit, the Loans, the Notes, or its obligation to make Advances, or participate in any Letter of Credit, or change the basis of taxation of payments to such Lender of the principal of or interest on the Loans or Advances or any other amounts due under this Agreement in respect of any Letter of Credit or the Loans (except for changes in the rate of tax on the overall net income of Issuing Bank or such Lender imposed by any jurisdiction in which Issuing Bank or such Lender is obligated to pay taxes as of the date hereof), then, upon demand from Issuing Bank or such Lender with notice to Agent, Borrowers shall pay to Issuing Bank or such Lender within ten
(10) days of demand from Issuing Bank or such Lender from time to time as specified by Issuing Bank or such Lender, such additional amounts or fees which shall be sufficient to compensate Issuing Bank or such Lender for such impositions of or increases in capital requirements or taxes from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at a rate equal to the Default Rate with respect to amounts or fees not paid when due. Upon the occurrence of any event referred to above, a certificate setting forth in reasonable detail the amounts necessary to compensate Issuing Bank and such Lender, and the computation thereof, as a result of an imposition of or increase in capital requirements or taxes submitted by Issuing Bank or such Lender to Borrowers shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of the application of this Section 2.19, and in calculating the amount necessary to compensate Issuing Bank or any Lender for any imposition of or increase in capital requirements or taxes hereunder, Issuing Bank or such Lender shall determine the applicability of this provision and calculate the amount payable to it hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their credit agreements comparable to this Section 2.19. THIS COVENANT SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS CREATED BY THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT.

     SECTION 2.20 Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for such Lender to make any of the Loans or Advances, then upon notice to Borrowers the obligation of such Lender to make such Loans or Advances shall terminate; provided, however, if such Lender may legally make such Loans or Advances as long as the interest borne thereon is calculated at Adjusted Base Rate rather than at Adjusted LIBO Rate or such Loan or Advance is for a different Interest Period, then, unless the Borrowers repay any such Loan or withdraw their request for any such Advance, such Lender will make such Loans or Advances at the Adjusted Base Rate, or for such permitted Interest Period, as the case may be.

     SECTION 2.21 Special Provisions for LIBOR Tranches.

     (A) Unavailability of Funds and Indeterminate Interest Rates. If on or before the date Lenders are to make any Advance consisting of a LIBOR Tranche or on or before any Effective Date (1) any Lender determines in good faith that it is unable to obtain funds at the LIBO Rate for the elected Interest Period for any reason, including, but not limited to the unavailability of funds at such rate, any change in existing law, any new law, the length of such Interest Period, or otherwise, or (2) Agent determines in good faith that no adequate means exist to determine the LIBO Rate for such Interest Period, then Agent shall so notify Borrowers and Lenders on or before the Effective Date and Borrowers shall have one Business Day after notice to withdraw their request for a LIBOR Tranche, and if Borrowers fail to so withdraw their request, then, at Agent's option, Borrowers shall be deemed to have requested a Base Rate Tranche or shall be required to elect an Interest Period of a length for which Agent may obtain funds at the rate the adjustment of which determines the LIBO Rate.

     (B) Changes Affecting Ability to Maintain Funds. If, during any Interest Period, any change in existing law, any new law, or any other factor beyond the control of any Lender prevents such Lender in its good faith determination from maintaining funds at the rate the adjustment of which determines the LIBO Rate for such Interest Period and requires such Lender to cease so maintaining funds prior to termination of such Interest Period, then on the date of such required cessation, Borrowers shall be required to specify a different Interest Rate for such Interest Period or, in the alternative, to elect an Interest Period of a length for which all Lenders may maintain funds at the rate the adjustment of which determines the LIBO Rate. In addition, within five (5) days after Agent notifies Borrowers of such required conversion, Borrowers shall reimburse each Lender (to the extent not otherwise reimbursed pursuant to Section 2.12 hereof) for any loss or expense such Lender has certified in writing to Borrowers that such Lender has incurred as a result of any such required cessation.

     (C) Ineligible Interest Periods. If, on any date Lenders are to make a LIBOR Tranche or on any Effective Date, the period of time from such date or such Effective Date to the Final Repayment Date is less than an Interest Period which Borrowers could otherwise elect, Borrowers will elect a LIBOR Tranche whose Interest Period will end on or before the Final Repayment Date, as necessary. If an appropriate Interest Period is not available, then the requested Loan or Advance shall bear interest at the Adjusted Base Rate.

     (D) Discretion of Lenders as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender may fund or maintain its funding of all or any part of the Loans or Advances in any legal manner it chooses and such manner of funding shall not in any way relieve any Borrower of its obligations.

     SECTION 2.22 Availability of Rate Quotations. Notwithstanding anything herein to the contrary, if Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition used to calculate the LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest on a LIBOR Tranche as provided in this Agreement, then Agent shall forthwith give notice thereof to Borrowers and Lenders, whereupon until Agent notifies Borrowers and Lenders that the circumstances giving rise to such suspension no longer exist, (A) the obligation of Lenders to make LIBOR Tranches shall be suspended; and (B) Borrowers shall repay in full the then outstanding principal amount of each LIBOR Tranche, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Tranche by remitting sufficient funds to Agent or by conversion to a Base Rate Tranche.

     SECTION 2.23 Letters of Credit.

     (A) Letters of Credit. In addition to requests that Lenders make Revolving Credit Advances pursuant to Section 2.4 hereof, Borrowers may request, in accordance with the provisions of this Section 2.23, that on and after the date on which all of the conditions set forth in Sections 4.1, 4.2 and 4.3 hereof are satisfied to that date which is thirty-one (31) days prior to the Termination Date, Borrowers may request that Issuing Bank issue, and Issuing Bank shall issue, subject to the terms and conditions hereof, Letters of Credit for the account of Borrowers or any Borrower in an aggregate amount up to the Letter of Credit Limit; provided, that (1) in no event shall any Letter of Credit have an expiration date later than the Termination Date; (2) in no event shall any Letter of Credit have an expiration date later than one (1) year from its issue date, (3)

Borrowers shall not request any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Obligations would exceed the Letter of Credit Limit or the Letter of Credit Obligations plus the aggregate outstanding principal amount of all Revolving Credit Advances would exceed the Revolving Credit Limit; (4) each Letter of Credit shall have a minimum face amount of $50,000.00, (5) Borrowers shall not request any documentary Letter of Credit if, after giving effect to such issuance, the portion of the Letter of Credit Obligations arising from documentary Letters of Credit exceeds $1,000,000.00, and (6) the Issuing Bank shall have no obligation to issue Letters of Credit to secure Earnouts, without prior written consent of Required Lenders, which consent may be withheld or given at Lenders' option. The issuance of any Letter of Credit in accordance with the provisions of this Section 2.23 shall require the satisfaction of each condition set forth in Sections 4.1, 4.2 and 4.3 hereof. Immediately upon the issuance of each Letter of Credit (other than the Existing Letters of Credit) and, with respect to Existing Letters of Credit, immediately upon the execution and delivery of this Agreement, each Lender shall be deemed to have, and hereby agrees to have, irrevocably purchased from Issuing Bank a participation in such Letters of Credit and all drawings thereunder in an amount equal to the amount of such Letter of Credit multiplied by such Lender's Pro Rata Share of the Revolving Credit.

     (B) Notice of Issuance or Amendment. Whenever Borrowers desire the issuance of a Letter of Credit or the amendment of a Letter of Credit, they shall deliver to Issuing Bank a written notice no later than 11:00 A.M. at least three (3) Business Days, or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance, which notice shall specify (1) the proposed date of issuance (which shall be a Business Day), (2) the face amount of such Letter of Credit, (3) the expiration date of such Letter of Credit, (4) the purpose of such Letter of Credit, and (5) the name and address of the beneficiary. On the proposed date of issuance of any Letter of Credit, Issuing Bank shall determine to the best of its knowledge whether the proposed Letter of Credit, when added to the then outstanding Letter of Credit Obligations, would be within the Letter of Credit Limit and, when added to the then outstanding Letter of Credit Obligations and Revolving Credit Advances, would be within the Revolving Credit Limit. Unless such criteria is satisfied, Issuing Bank shall not issue or cause to be issued the requested Letter of Credit. Borrowers shall hold Issuing Bank harmless for any miscalculations or other errors in making such determinations. In the event that, upon issuance of such proposed Letter of Credit, the Letter of Credit Limit is exceeded, Borrowers shall immediately establish with Agent, if not already so established, and deposit into the Letter of Credit Cash Collateral Account the amount of such excess. Prior to the date of issuance, Borrowers shall deliver to Issuing Bank an executed application for such Letter of Credit in the form customarily required by Issuing Bank for the issuance of letters of credit and specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require Issuing Bank to make payment under such Letter of Credit; provided, that Issuing Bank, in its reasonable judgment, may require changes in any such documents and certificates; and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made under such Letter of Credit on the same Business Day that such draft is presented. In determining whether to pay under any Letter of Credit, Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

     (C) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall immediately notify Borrowers, Agent and Lenders, and Borrowers shall reimburse Issuing Bank on the day on which such drawing is honored by paying to Issuing Bank immediately available funds in an amount equal to the amount of such drawing as provided below; provided that (1) if sufficient funds are then in the Letter of Credit Cash Collateral Account to reimburse Issuing Bank in full for the amount of such drawing, Agent shall immediately withdraw such amount necessary to reimburse Issuing Bank from the Letter of Credit Cash Collateral Account, (2) if the funds then in the Letter of Credit Cash Collateral Account are insufficient to reimburse Issuing Bank in full for the amount of such drawing, Agent shall withdraw all of the funds in the Letter of Credit Cash Collateral Account to reimburse Issuing Bank and the unreimbursed balance of such drawing shall be reimbursed in accordance with clause (3) below, and (3) if there are no funds or insufficient funds then in the Letter of Credit Cash Collateral Account then (a) unless Borrowers shall have notified Agent prior to 11:00 a.m., New Jersey time, on the date of such drawing that Borrowers intend to reimburse Issuing Bank for the amount of such drawing with funds other than the proceeds of the Revolving Credit Advances, Borrowers shall be deemed to have given notice to Agent requesting Lenders to make a Revolving Credit Advance which shall bear interest at the Adjusted Base Rate on the day on which such drawing is honored (the "Reimbursement Date") in an aggregate amount equal to the amount of such drawing less the amount, if any, withdrawn from the Letter of Credit Cash Collateral Account pursuant to clause (2) above, and (b) Lenders shall, on the Reimbursement Date (whether or not the conditions set forth in Section 4.2 hereof are satisfied) make a Revolving Credit Advance, which shall bear interest at the Adjusted Base Rate, in an aggregate amount equal to the amount of such drawing less the amount, if any, withdrawn from the Letter of Credit Cash Collateral Account pursuant to clause (2) above, the proceeds of which shall be applied directly by Agent to reimburse Issuing Bank for such drawing; and provided, further, that if for any reason the proceeds of such Revolving Credit Advance are not received by Issuing Bank on the Reimbursement Date in an aggregate amount equal to the amount of such drawing, Issuing Bank shall notify Borrowers and Borrowers shall reimburse Issuing Bank on the day immediately following the Reimbursement Date, in same day funds, in an amount equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Credit Advance, if any, which are so received plus accrued interest on such amount at the rate set forth in Section 2.23(D) hereof less the amount, if any, withdrawn by Agent and paid to Issuing Bank pursuant to clause
(2) above.

     (D) Compensation. Borrowers agree to pay the following amounts to Agent and Issuing Bank:

          (1) With respect to each Letter of Credit issued by Issuing Bank (including without limitation the Existing Letters of Credit), Borrowers shall pay to Agent for the account of each Lender a letter of credit fee (the "Letter of Credit Fee") calculated at a rate per annum equal to the then existing Applicable Margin component of Adjusted LIBOR on the face amount of all Letters of Credit then outstanding for the portion of the year each such Letter of Credit has been outstanding, payable on December 31, 1999 for the period then ending and thereafter quarterly in arrears on the last day of each calendar quarter, and on the Termination Date. After an Event of Default, the Letter of Credit Fee shall increase by 2%. In the event the Letter of Credit Fee changes, such changes shall become effective, for all Letters of Credit then outstanding and thereafter issued, as of the first day of the month immediately following the month in which Borrowers' quarterly statements used in such calculation are delivered to Lenders, except that (a) the Letter of Credit Fee, once reset, shall remain in effect for not less than ninety (90) days and (b) if the Letter of Credit Fee is increased as a result of an Event of Default, such increase shall take effect immediately.

          (2) With respect to each Letter of Credit issued by Issuing Bank, a fronting fee of one-quarter percent (1/4%) of the maximum amount available to be drawn under such Letter of Credit payable on issuance to Issuing Bank for its own account and not for the account of Lenders;

          (3) With respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by Issuing Bank in respect of each such drawing from the date of the drawing to the date such amount is reimbursed by Borrowers (including any such reimbursement out of the Letter of Credit Cash Collateral Account) at a rate equal to the Default Rate applicable to Base Rate Tranches; and

          (4) With respect to the issuance, amendment, transfer, administration or cancellation of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, administration, cancellation or drawing, as the case may be, or as otherwise agreed to by Issuing Bank, for the sole account of the Issuing Bank.

     (E) Obligations Absolute. The obligation of Borrowers to reimburse Issuing Bank for drawings made under the Letters of Credit issued by Issuing Bank shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances and neither Issuing Bank nor any Lender nor Agent shall be liable as a result of any of the following circumstances:

          (1) any lack of validity or enforceability of any Letter of Credit;

          (2) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), Summit, any Lenders or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

          (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) payment by Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided, that such payment is not made in bad faith or as a result of willful misconduct;

          (5) any breach of this Agreement or any document delivered in connection herewith by any party hereto or thereto; or

          (6) the fact that an Event of Default or Default shall have occurred and be continuing.

     (F) Indemnification; Nature of Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in this Section 2.23, Borrowers hereby agree to protect, indemnify and save harmless Issuing Bank, Agent and Lenders from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuing Bank, Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of any Letter of Credit, or (2) the failure of Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. Without limiting the foregoing, Issuing Bank shall have no obligation to ascertain whether the stated purpose of any requested Letter of Credit is permitted by this Agreement and Issuing Bank, Agent and Lenders shall not be liable for any Borrower's use of a Letter of Credit issued pursuant to the terms hereof in violation of Borrowers' covenants contained herein.

     As among Borrowers on one hand and Issuing Bank and Lenders on the other hand, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank and Lenders shall not be responsible for: (1) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (2) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(3) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, unless (a) such failure is material and substantive, and (b) Issuing Bank's payment on such Letter of Credit constitutes gross negligence or willful misconduct; (4) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(5) errors in interpretation of technical terms; (6) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (7) the misapplication by the beneficiary of any Letter of Credit; or (8) any consequences arising from causes beyond the control of Issuing Bank. None of the above shall affect, impair, or prevent the vesting of any of Issuing Bank's or any Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if (i) taken or omitted in good faith and (ii) substantially in accordance with the terms thereof, shall not put Issuing Bank or any Lenders under any resulting liability to Borrowers.

     It is expressly understood and agreed that the obligations of Issuing Bank hereunder are only those expressly set forth in this Agreement and that Issuing Bank shall be entitled to assume that no Event of Default and no Default has occurred and is continuing unless Issuing Bank has actual knowledge of such fact or has received notice from a Borrower that such Borrower considers that an Event of Default or Default has occurred and is continuing and specifying the nature thereof.

     SECTION 2.24 Letter of Credit Cash Collateral Account. Cash collateral pledged by Borrowers pursuant to this Agreement shall be maintained in an interest-bearing deposit account of Borrowers to be established with Agent at the time such cash collateral is first created, over which Agent shall have sole control (the "Letter of Credit Cash Collateral Account"). Borrowers hereby grant, bargain, convey and set over to Agent for the benefit of Lenders and Issuing Bank a security interest in and lien upon the Letter of Credit Cash Collateral Account and all cash and any other assets at any time hereafter contained therein as security for the payment and performance of all of the Liabilities. Borrowers shall take such action and execute and deliver such documents, including financing statements, as Agent may determine necessary or desirable to further the security interest hereby created. Provided there does not then exist an Event of Default or Default, if at any time the funds held in the Letter of Credit Cash Collateral Account exceed the sum of the then existing Letter of Credit Liability plus the amount of any yet to be issued Letters of Credit then subject to a request by a Borrower under Section 2.23 hereof, Agent shall remit such excess to Borrowers. After the occurrence of an Event of Default and/or acceleration of the Loans as set forth in Section 7.2 hereof, or if Borrowers shall have failed to pay all amounts which have come due on or prior to such applicable due date, Agent shall apply all funds held in the Letter of Credit Cash Collateral Account in the manner provided in Section 2.15 hereof.

On the Termination Date, all monies in the Letter of Credit Cash Collateral Account in excess of the amount required to repay the Liabilities and any other amount then owing hereunder shall be returned to Borrowers.

     SECTION 2.25 Mitigation of Obligations; Replacement of Lenders in Certain Circumstances.

     (A) If any Lender requests compensation under Section 2.18, 2.19 or 2.21 hereof, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment:
(1) would eliminate or reduce amounts payable by Borrowers pursuant to such Sections in the future and (2) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

     (B) If an event specified in Section 2.18, 2.19 or 2.21 hereof occurs and as a result the LIBOR Tranches cannot be maintained as LIBOR Tranches (in the case of Section 2.21 hereof) or additional payments are required to be made by Borrowers (in the case of Section 2.18 or 2.19 hereof), and the occurrence affects fewer than all Lenders (each an "affected Lender"), then Borrowers may (but shall not be obligated to), at their sole expense and effort, upon notice to such affected Lender and Agent, require such affected Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.12 hereof) all of its interests, rights, duties and obligations under this Agreement and the other Loan Documents to one or more other lenders (selected by Borrowers and reasonably acceptable to Agent) who shall assume such duties and obligations hereunder (which assignee may be a Lender, if a Lender accepts such assignment); provided that (1) Borrowers shall have received the prior written consent of Agent (which consent shall not be unreasonably withheld), (2) such affected Lender shall have received payment of an amount equal to the outstanding principal of its advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, accrued interest and fees) or Borrowers (in the case of all other amounts), and (3) Borrowers or such assignee pays the fee required under Section 9.12 hereof. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply. Until such assignment and delegation shall actually occur, the provisions of Sections 2.18,
2.19 and 2.21 hereof shall continue to apply, and on and after the effective date of such assignment and delegation, each affected Lender shall retain the benefits of Sections 2.18, 2.19, 6.15, 6.26 and 9.5 hereof in respect of the period prior to such effective date.

                                   ARTICLE 3

                                   COLLATERAL

     SECTION 3.1 Security Interests. As security for the performance of this Agreement and/or of the other Loan Documents, the payment of principal and interest under the Loans and the payment of all other liabilities of Borrowers to Agent, Issuing Bank and Lenders (including without limitation to Summit in connection with the SAMLOC), whether absolute or contingent, matured or unmatured, direct or indirect, sole, joint, several, or joint and several, similar or dissimilar, related or unrelated to the Loan Documents, due or to become due or heretofore or hereafter contracted or acquired, including, without limitation, obligations of any Borrower as surety under any guaranty or suretyship agreement given or to be given by Borrower to Lenders for the debt of others and obligations of any Borrower related to any Interest Rate Hedging Agreement or any currency protection agreement, currency future, option or swap or other currency hedge agreements between any Borrower and any Lender (the "Liabilities"), each Borrower hereby grants, pledges, and assigns to Agent, as agent for the benefit of itself, the Issuing Bank and Lenders, a security interest in all assets of such Borrower or any of them now owned or hereafter acquired including, without limitation, (A) all Accounts, Chattel Paper, Equipment (whether or not constituting fixtures), Documents, Instruments, General Intangibles (including, but not limited to, any and all interests in trademarks, service marks, patents, licenses, permits, copyrights, contracts and agreements), including without limitation each Borrower's rights under all present and future authorizations, permits and licenses issued or granted to such Borrower by any other governmental agency, whether federal, state or local for the ownership and operation of its business, and all proceeds of sale thereof, (B) all Inventory of each Borrower held for sale or lease or to be furnished under contracts of service, (C) all Books and Records, (D) the Letter of Credit Cash Collateral Account and any account maintained by any Borrower with Agent or any Affiliate of Agent or any Lender or any Affiliate of any Lender and all cash held therein, and (E) all proceeds and products of the foregoing, including casualty insurance thereon, now owned or hereafter acquired by any Borrower.

     SECTION 3.2 Further Security. As further security for payment of the
Liabilities: (A) Realty shall execute and deliver a mortgage and security agreement granting to Agent for the benefit of itself, Issuing Bank and Lenders a second priority mortgage lien on the Premises (the "Mortgage"), (B) Realty shall execute and deliver an assignment of leases in favor of Agent for the benefit of itself, Issuing Bank and Lenders (the "Assignment of Leases"), pursuant to which Realty will grant to Agent for the benefit of itself, Issuing Bank and Lenders a lien on and security interest in all Realty's leasehold interests in the Premises, (C) Borrowers shall execute and deliver a pledge agreement (the "Pledge Agreement") in favor of Agent for the benefit of itself, Issuing Bank and Lenders, pursuant to which Borrowers will grant to Agent for the benefit of itself, Issuing Bank and Lenders a lien on and security interest in (i) 100% of the capital stock, membership interests, partnership interests or other equity ownership interests in each Domestic Subsidiary of each Borrower, whether now existing or hereafter created or acquired, (ii) 66% of the capital stock, membership interests or partnership interests or other equity ownership interests of each Foreign Subsidiary of each Borrower (excluding any Foreign Subsidiary of any Foreign Subsidiary), whether now existing or hereafter created or acquired, and (iii) obligations owed by one Borrower to a Subsidiary of a Borrower, whether now existing or hereafter created; (D) Borrowers shall deliver to Agent original stock certificates and instruments representing the property pledged pursuant to the Pledge Agreement, together with powers executed in blank; (E) Borrowers shall deliver executed UCC-1 financing statements as to such pledge in form and substance as required by Agent, and (F) Borrowers shall execute and deliver a Trademark Collateral Security Agreement (the "Trademark Security Agreement") in favor of Agent, for the benefit of itself, Issuing Bank and Lenders, pursuant to which each Borrower shall grant to Agent for the benefit of itself, Issuing Bank and Lenders a security interest in any and all interests of such Borrower in any trade names, trademarks and service marks and Borrowers will pay the cost of filing the same with the United States Patent and Trademark Office and any other public offices reasonably designated by Agent, if Agent determines any such filings to be necessary.

     SECTION 3.3 Financing Statements; Certificates of Title. Each Borrower will join with Agent in executing such financing statements and continuation statements (in form satisfactory to Agent) under the Uniform Commercial Code as Agent may specify, and will pay the cost of filing the same in such public offices as Agent shall designate. If requested by Agent, Borrowers shall have noted on the certificate of title of any Collateral the liens created hereby and shall deliver to Agent the originals of each such certificate of title. Each Borrower agrees to take whatever action Agent reasonably requests to perfect and to continue the perfection of Agent's security interest for the benefit of itself, Issuing Bank and Lenders in the Collateral.

     SECTION 3.4 Landlord's Waiver. Borrowers shall cause the owners of the locations identified on Exhibit 3.6 hereto to execute and deliver to Agent an instrument (in form satisfactory to Agent) by which each such owner waives its right to distrain on any of the Collateral, and by which such owner grants to Agent the right (but not the obligation) to cure any default by Borrowers under the applicable lease (each, a "Landlord's Waiver").

     SECTION 3.5 Agent's Rights With Respect to Accounts, Chattel Paper, Instruments and General Intangibles. With respect to any Account, Chattel Paper, Instrument and General Intangible that is Collateral hereunder, (A) upon the occurrence and continuance of a Default or an Event of Default, Agent shall have the right at any time and from time to time, with notice to Borrowers (which may be oral or written), to endorse in the name of any Borrower all proceeds of the Accounts, Chattel Paper, Instruments and General Intangibles payable to such Borrower that may come to Agent; and (B) upon the occurrence and continuance of an Event of Default, Agent shall have the right at any time and from time to time, with notice to Borrowers (which may be oral or written), to (1) notify Purchasers under any Borrower's Accounts, Chattel Paper, Instruments and General Intangibles that such Accounts, Chattel Paper, Instruments and General Intangibles have been assigned to Agent for the benefit of itself, Issuing Bank and Lenders, forward invoices to such Purchasers directing them to make payments to Agent, collect all Accounts, Chattel Paper, Instruments and General

Intangibles of any Borrower in Agent's or any Borrower's name, and take control of any cash or non-cash proceeds of any Borrower's Accounts, Chattel Paper, Instruments and General Intangibles, (2) compromise, extend, or renew any Account, Chattel Paper, Instrument or General Intangible of any Borrower or deal with any Borrower's Accounts, Chattel Paper, Instruments and General Intangibles as Agent may deem advisable, (3) make exchanges, substitutions, or surrenders of Collateral, and (4) take control of any cash or non-cash proceeds of any Collateral.


     SECTION 3.6 Places of Business; Location of Collateral. (A) Borrowers represent that (1) the properties listed on part A of Exhibit 3.6 attached hereto serve as each Borrower's chief place of business, chief executive office, and the place where it keeps its Books and Records, and (2) all of the Equipment or Inventory are kept at the locations listed on part B of Exhibit 3.6 attached hereto.

     (B) Borrowers will not permit (1) any change in the location of the chief place of business or chief executive office of any Borrower, (2) any change in the place where any Borrower keeps its Equipment and/or Inventory or its Books and Records, (3) the establishment of any new or the discontinuance of any existing place of business, or (4) the establishment of any new or the discontinuance of any location where Inventory, Equipment or Books and Records are kept, without giving Agent prior written notice and then, only if and to the extent Agent retains a first priority, perfected security interest in the Collateral for the benefit of itself, Issuing Bank and Lenders.

     (C) Except for the temporary removal of mobile Equipment in the ordinary course of Borrowers' business, Borrowers will not permit any of their Equipment to be removed from its current location or any of their Inventory serving as Collateral to be so removed without giving Agent prior written notice and then, only if and to the extent Agent retains a first priority, perfected security interest therein for the benefit of itself, Issuing Bank and Lenders.

     SECTION 3.7 Accounts. With respect to each Account (A) each Borrower represents that: (1) such Account is not evidenced by a judgment, an Instrument or Chattel Paper or secured by a letter of credit (except (a) such judgment as has been assigned, (b) such Instrument or Chattel Paper as has been endorsed and delivered to Agent and (c) such letter of credit as has been assigned and delivered to Agent) and represents a bona fide completed transaction; (2) the amount shown on any such Borrower's Books and Records and on any list, invoice or statement furnished to Agent is owing to such Borrower; (3) the title of such Borrower to such Account is absolute; (4) such Account has not been transferred to any other Person, and, at the time such Account is created, no Person except such Borrower or the relevant Purchaser has any claim thereto or to the goods or services represented thereby; (5) no partial payment against any Account has been made by anyone other than as noted on such Borrower's Books and Records; and (6) no set-off or counter-claim to such Account exists, and no agreement has been made with any Person under which any deduction or discount may be claimed.

     (B) Borrowers will immediately notify Agent if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof, furnish Agent with copies of each such contract and execute any instruments and take any steps reasonably required by Agent in order that all moneys due and to become due under any such contract shall be assigned to Agent and notice given under the Federal Assignment of Claims Act.

     (C) Each Borrower will (1) if requested by Agent, furnish to Agent copies, with such duplicate copies as Agent may request, of any invoice applicable to each of its Accounts; (2) inform Agent immediately of any material delay in performance by such Borrower or claims made in regard to its Accounts; (3) take such actions necessary to provide notice to a Person examining the records of such Borrower's Accounts that each Account has been assigned to Agent for the benefit of itself, Issuing Bank and Lenders; and (4) furnish Agent and Lenders with such other reports as Agent may from time to time reasonably request.

     SECTION 3.8 Chattel Paper; Letters of Credit and Instruments. Each Borrower covenants that it will deliver to Agent promptly all originals of (A) letters of credit supporting Accounts, (B) Chattel Paper, and/or (C) Instruments now in its possession or hereafter acquired, each properly assigned and/or endorsed over to Agent, which letters of credit, Chattel Paper and Instruments shall be held by Agent as security hereunder. Borrowers shall remain solely responsible for the observance and performance of all of its or their covenants and obligations under all Chattel Paper and Instruments, and neither Agent nor any Lender shall be required to observe or perform any such covenants or obligations.

     SECTION 3.9 Equipment and Inventory. Each Borrower represents, warrants and agrees that (A) such Borrower is the absolute owner of its Equipment, subject only to the security interests created hereby and Permitted Liens; (B) such Borrower will not dispose of any of its Equipment other than in the ordinary course of business and then in accordance with the terms of this Agreement, or permit any of its Equipment to become a fixture or an accession to other goods unless Agent's security interest therein for the benefit of itself, Issuing Bank and Lenders would continue to be a perfected, first lien priority security interest therein; and (C) no consignment Inventory of any Borrower is represented on the financial statements or Books and Records of such Borrower as being owned by such Borrower.

     SECTION 3.10 Expenses of Agent. Borrowers will reimburse Agent within ten
(10) days after demand for all reasonable expenses (including the reasonable fees and expenses of legal counsel for Agent) in connection with the enforcement of Agent's rights to take possession of the Collateral and the proceeds thereof and to hold, collect, render in compliance with applicable laws and regulations (including without limitation Environmental Laws), prepare for sale, sell and dispose of the Collateral.

     SECTION 3.11 Notices. If notice of sale, disposition or other intended action by Agent with respect to the Collateral is required by the U.C.C. or other applicable law, any notice thereof sent to any Borrower at its address listed herein or such other address of such Borrower as may from time to time be shown on the records of Agent at least ten days prior to such action, shall constitute reasonable notice to such Borrower.

     SECTION 3.12 Insurance; Discharge of Taxes, etc. Agent shall have the right at any time and from time to time, with or without notice to any Borrower, to
(A) obtain insurance covering any of the Collateral if Borrowers fail to do so,
(B) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral and (C) pay for the maintenance and preservation of any of the Collateral. Borrowers will reimburse Agent, on demand, with interest thereon at the Default Rate for any payment Agent makes, for any reasonable expense Agent incurs under this authorization. Each Borrower assigns to Agent for the benefit of itself, Issuing Bank and Lenders all right to receive the proceeds of insurance covering the Collateral, directs any insurer to pay all such proceeds directly to Agent, authorizes Agent to endorse in the name of any or all Borrowers any draft for such proceeds, and authorizes Agent to apply such proceeds, at Agent's discretion, as a prepayment against the Loans in the same manner and order as a prepayment under Section 2.12 hereof, provided however that in the event of a casualty resulting in damages to property of Borrowers or any of them, Agent shall agree to allow Borrowers to use the resulting insurance proceeds to repair or replace such property if Borrowers so elect in writing within thirty (30) days after such casualty, on the following terms and conditions: (i) there does not then exist any Default or Event of Default; (ii) the insurance proceeds received by Agent are sufficient to repair or replace such property, or if not, Borrowers deposit with Agent an amount which, when added to such insurance proceeds, will be sufficient to repair or replace such property; (iii) Agent for the benefit of itself, Issuing Bank and Lenders has a first priority, perfected security interest on any new replacement or old repaired property, except with respect to the Premises which Agent shall have a second priority, perfected security interest on; and (iv) insurance proceeds and funds deposited by Borrowers or any of them shall be advanced by Agent against costs incurred by Borrowers or any of them for such repair or replacement on terms reasonably determined by Agent.

     SECTION 3.13 Waiver and Release by Borrowers. Each Borrower (A) waives protest of all commercial paper at any time held by Agent on which such Borrower is in any way liable, notice of nonpayment at maturity of any and all Accounts and, except where required hereby or by law, notice of action taken by Agent, and (B) releases Agent and Lenders from all claims for loss or damage caused by any failure to collect any Account or by any act or omission on the part of Agent or its officers, agents and employees.

     SECTION 3.14 Records and Reports. Each Borrower shall keep accurate and complete records of its Accounts (and the collection thereof), General Intangibles,

Chattel Paper, Instruments, Documents and Inventory and furnish Agent and Lenders such information about such Borrower's Accounts, General Intangibles, Chattel Paper, Instruments, Documents, and Inventory as Agent may request. Agent shall have the right to conduct periodic examinations and verifications of Borrowers' Books and Records, which examination may include, without limitation, verifications of Accounts by contacting Purchasers; provided that if there then exists no Default or Event of Default, Agent shall conduct such verifications with Borrowers' assistance (which Borrowers agree to provide) using such Borrower's letterhead with responses to be returned to a lock box under Agent's control. Each Borrower agrees to make its Books and Records available to Agent at such Borrower's principal place of business for purposes of such examination. Borrowers shall reimburse Agent for the reasonable costs and expenses (whether internal or external) of one (1) examination per calendar year and for additional examinations conducted during the existence of an Event of Default.

     SECTION 3.15 Further Assurances. From time to time each Borrower will execute and deliver to Agent such additional instruments as Agent may reasonably request to effectuate the purposes of this Agreement and to assure to Agent, for the benefit of itself, Issuing Bank and Lenders, as secured party, a security interest in the Collateral.

     SECTION 3.16 Application of Proceeds of Collateral. All proceeds of Collateral shall be applied (A) to the costs of preservation and, after the occurrence of an Event of Default, liquidation of such Collateral and Agent's exercise of its rights under Articles 3 and 7 hereof, then (B) as set forth in
Article 2 hereof, then (C) to all other Liabilities.

     SECTION 3.17 Continuing Collateral. Agent shall be under no obligation to proceed first against any part of the Collateral before proceeding against any other part of the Collateral. It is expressly agreed that all of the Collateral stands as equal security for all Liabilities and Agent shall have the right to proceed against or sell any and/or all of the Collateral in any order, or simultaneously, as it, in its sole discretion, shall determine.

                                   ARTICLE 4

                              CONDITIONS OF LENDING

     SECTION 4.1 Conditions Precedent to Each Lender's Obligations. The obligations of Lenders, Agent and Issuing Bank hereunder are subject to the condition precedent that each Lender shall have received on or before the day on which the Term Loan is to be advanced, the initial Advance is to be made, or an additional Letter of Credit is to be issued, Agent shall have received all of the following, in form and substance satisfactory to Lenders and Agent:

     (A) with respect to each corporate Borrower, a copy, certified in writing by the Secretary or an Assistant Secretary of each Borrower, of (1) resolutions of the Board of Directors of such Borrower evidencing approval of the Loan Documents to which such Borrower is a party and the matters contemplated thereby, (2) each document evidencing other necessary consents, approvals, actions and approvals, if any, with respect to the Loan Documents, and (3) such Borrower's articles/certificate of incorporation and by-laws;

     (B) with respect to Realty, a copy, certified in writing by an officer of Realty, of (1) each document evidencing other necessary consents, approvals, actions and approvals, if any, with respect to the Loan Documents, and (2) Realty's charter documents and operating agreement;

     (C) a favorable opinion of independent counsel(s) for Borrowers as Agent may require on such matters and in form and substance acceptable to Agent and Lenders;

     (D) written certificate by the Secretary or an Assistant Secretary of each Borrower as to the names and signatures of the officers of such Borrower authorized to sign the Loan Documents and the other documents or certificates of such Borrower to be executed and delivered pursuant thereto;

     (E) recent certificates, issued by the Secretary of State of each state of incorporation or formation of each Borrower, stating that such Borrower is duly incorporated or formed and in good standing under the laws of such state;

     (F) recent certificates, issued by the Secretaries of State of each state in which each Borrower does business, stating that such Borrower is in good standing under the laws of such state;

     (G) the executed Notes;

     (H) the executed Mortgage;

     (I) the executed Assignment of Leases;

     (J) the executed Trademark Security Agreement;

     (K) the executed Pledge Agreement;

     (L) certificates and instruments representing stock certificates and other instruments pledged pursuant to the Pledge Agreement, accompanied by duly executed undated instruments of transfer or assignment in blank, and, to the extent required by the Pledge Agreement, duly endorsed to the order of the Agent;

     (M) any and all U.C.C. financing statements required to be delivered to Agent;

     (N) a policy of title insurance or "marked-up" commitment to issue a policy of title insurance, with all premiums paid, issued by a title company satisfactory to

Agent, insuring the lien of the Mortgage with respect to the Premises, in amounts acceptable to Agent, as a valid second priority lien, subject only to exceptions approved by Agent and with such affirmative insurance as Agent may require;

     (O) [THIS SECTION WAS INTENTIONALLY LEFT BLANK]

     (P) evidence that none of the improvements now existing or intended to be constructed on the Premises are located in a flood hazard area or evidence of flood insurance;

     (Q) copies of all easements, agreements, restrictions and conditions pertaining to the Premises;

     (R) a Phase I environmental assessment of the Premises in form and substance satisfactory to Agent together with such other more detailed environmental assessments as Agent may require after review of such Phase I environmental assessment;

     (S) copies of all real property leases under which a Borrower is a lessee or lessor;

     (T) the financial information required by Section 5.4 hereof;

     (U) such other financial statements, reports, projections and other financial information as Agent may reasonably request, all of which shall be certified by Borrowers as having been prepared in good faith and based on assumptions reasonably believed by Borrowers to be reasonable, all of which shall be satisfactory to Agent in form and substance;

     (V) all of Borrowers' instruments, chattel paper and letters of credit, if any, supporting any Account owed by a Purchaser, each properly endorsed and/or assigned to Agent;

     (W) [THIS SECTION WAS INTENTIONALLY LEFT BLANK]

     (X) evidence that Borrowers have provided to Agent the documents necessary for Agent to open the Letter of Credit Cash Collateral Account;

     (Y) certificates of insurance and/or insurance policies in form and substance satisfactory to Agent in such amounts and with such insurance companies as are acceptable to Lenders, insuring Borrowers and their assets, against such risks and with such coverage (including, without limitation, property damage, workmen's compensation, public liability, products liability, fire with extended coverage, vandalism, malicious mischief, and flood) as may be reasonably required by Agent; with each policy of insurance (1) showing Agent's security interest therein for the benefit of itself, Issuing Bank and Lenders in such manner that all payments for damage or loss will be paid to Agent, as lender loss payee, (2) providing that it will not be terminated or otherwise modified adversely to Lenders without at least 30 days' prior written notice to Agent, (3) naming Agent, as additional insured, and (4) providing that such policy shall not be cancelable with respect to Agent for the fraud, misrepresentation or other act or omission of any other insured; Borrowers will furnish Agent with satisfactory evidence of compliance with this Section and upon request of Agent, will deliver a certified copy of each policy to be held by Agent, and the original of each loss payee endorsement;

     (Z) representations that Borrowers and all of their properties are in full compliance with all applicable state, federal and local laws and regulations, including without limitation, Environmental Laws, including, but not limited to, compliance with or non-applicability of the (1) Industrial Site Recovery Act ("ISRA") to the Premises and transactions contemplated in connection with the Loans, and (2) Compensation and Control Act, N.J.S.A. 58:10-23 et seq. (the "Spill Act"), employee benefits, health care, wetlands, and all other laws and regulations;

     (AA) [THIS SECTION WAS INTENTIONALLY LEFT BLANK]

     (BB) representations that each Borrower has all licenses and permits necessary and material to the conduct of its business as now being conducted, together with copies of all such licenses and permits and any pending application;

     (CC) each certificate, agreement, financing statement and any other document or instrument required to be delivered by Borrowers under or pursuant to any Loan Document;

     (DD) evidence that Borrowers have paid or have made arrangements satisfactory to Agent to pay all fees, costs and expenses incurred in connection with the transactions contemplated hereby including, without limitation, the audit fees, lien search fees, filing fees and the fees and expenses of Agent's and each Lender's counsel;

     (EE) the results of Uniform Commercial Code, tax, judgment, and bankruptcy searches showing no prior liens or judgments against any Borrower or any of its assets;

     (FF) certified copies of all shareholder agreements, if any, relating to Borrowers, or any of them;

     (GG) satisfactory completion of each Lender's due diligence;

     (HH) duly executed Landlord Waivers;

     (II) payment of upfront fees to each Lender as required by such Lender's commitment or other letter agreement with Borrowers or to the Agent;

     (JJ) an environmental indemnity agreement satisfactory to Agent executed by each Borrower; and

     (KK) such other documents as Agent may reasonably require.

     SECTION 4.2 Additional Conditions Precedent. The obligations of Lenders, Issuing Bank and Agent hereunder are subject to the further conditions precedent:

     (A) the representations and warranties contained in this Agreement and in the other Loan Documents shall be correct and accurate in all material respects on and as of the date of each advance, issuance or selection as though made on and as of such date;

     (B) no Default or Event of Default shall have occurred and be continuing or will result from the making of any advance, issuance or selection;

     (C) there shall have occurred no material adverse change in any Borrower or the financial condition, business, properties, prospects or operations of any Borrower, since the date of the last financial statements received and accepted by Lenders; and

     (D) there shall be no pending or threatened litigation which, if ever decided against any Borrower, would be reasonably likely to have a material adverse effect on any Borrower or the financial condition, operations, business, prospects or properties of any Borrower.

Each request by Borrowers for an advance, issuance or selection, shall constitute a representation by Borrowers that at the time thereof all conditions precedent described in this Section 4.2 have been satisfied.

     SECTION 4.3 Conditions to Letters of Credit. The obligation of Issuing Bank to issue any Letter of Credit hereunder and each Lender to participate therein is subject to the prior or concurrent satisfaction of all of the following conditions:

     (A) On or before the date of issuance of each Letter of Credit, Issuing Bank in respect of such Letter of Credit shall have received in accordance with the provisions of Section 2.23 hereof, a notice requesting the issuance of such Letter of Credit, an executed application for such Letter of Credit in the form customarily required by Issuing Bank for the issuance of letters of credit, all other information specified in Section 2.23 hereof, and such other documents as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit;

     (B) On the date of issuance of each Letter of Credit, all conditions precedent described in Section 4.2 hereof shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of an Advance, and each request by Borrowers to Issuing Bank to issue a Letter of Credit shall constitute a representation by Borrowers that at the time thereof all conditions precedent described in Section 4.2 hereof have been satisfied and the sum of the proposed Letter of Credit plus the Letter of Credit Obligations then outstanding would not exceed the Letter of

Credit Limit and the sum of the proposed Letter of Credit plus the Letter of Credit Obligations plus the outstanding Revolving Credit Advances will not exceed the Revolving Credit Limit; and

     (C) On or before the date of issuance of such Letter of Credit, Borrowers shall have paid the fees therefor required under Section 2.23(D) hereof.

     SECTION 4.4 Special Conditions for Acquisition Advances. The obligations of each Lender to make an Acquisition Advance (including the initial Acquisition Advance) requested by Borrowers is subject to the further conditions precedent that:

     (A) Such proposed Acquisition Advance is for the purpose of financing the acquisition of substantially all of the assets or capital stock or other equity interests of a business ("Target") (1) which is engaged in substantially the same line of business as a Borrower or a business complementary to the business of a Borrower as reasonably determined by Agent, and (2) whose board of directors (or similar governing group in the case of a business which is not a corporation) has given its approval in writing to such acquisition.

     (B) The Acquisition Consideration to be paid to acquire the Target shall not exceed the product of such Target's Recasted EBITDA for the twelve month period immediately prior to such acquisition (such recasting subject to Agent's reasonable consent) times six and one half (6.5).

     (C) The Acquisition Consideration to be paid to acquire the Target shall not exceed the product of such Target's Recasted EBITDA for the twelve month period immediately prior to such acquisition (such recasting subject to Agent's reasonable consent) times eight (8); provided, that, for the purpose of this
Section 4.4(C) only, "Acquisition Consideration" shall be deemed to include consideration in the form of stock in Parent.

     (D) Borrowers shall have delivered to Agent and Lenders twenty one (21) days prior to any proposed Acquisition Advance the following:

          (1) a copy of any executed letter of intent or similar document, or if executed, any agreement of sale or purchase;

          (2) an internal accretion analysis; and

          (3) Target's internal financial statements.

     (E) Borrowers shall have delivered to Agent and Lenders with the written request to be submitted in accordance with Section 2.7(A) hereof each of the following, in form and substance reasonably satisfactory to Agent and Lenders:

          (1) the annual financial statements, including a balance sheet and profit and loss statement and interim statements for the Target being acquired with the proceeds of such Acquisition Advance (covering the periods during the past three (3) years, if available), which annual financial statements, if available or if required by Regulation S-X under the Securities Act of 1933, as amended, shall be audited and unqualifiedly certified by a firm of independent certified public accountants reasonably acceptable to Agent and Lenders; provided however that, in the event Borrowers deliver financial statements which have not been audited Borrowers shall also deliver to Agent and Lenders within ninety (90) days of the closing of such acquisition, an opening balance sheet reviewed by an accounting firm reasonably acceptable to Agent and Lenders;

          (2) a pro forma balance sheet and profit and loss statement for Borrowers and their Subsidiaries after giving effect to the proposed acquisition and demonstrating to the reasonable satisfaction of Agent and Lenders pro forma compliance with the covenants set forth in Sections 6.6 through 6.9 hereof for the one (1) year period prior to such proposed acquisition certified by Borrowers' management to the effect that such pro forma balance sheet and profit and loss statement have been prepared on the basis of historical results and that management has no reason to believe they are incorrect or misleading in any respect;

          (3) the latest draft of the agreement of sale for the acquisition of the Target being financed with the requested Acquisition Advance, certified by Borrowers as a true, correct and complete copy of the agreement of sale (or if not yet executed, a current draft) for the purchase of such Target for which the requested Acquisition Advance is being made with terms and conditions consistent with Section 4.4(A), (B) and (C) hereof and which shall not result in a Default or Event of Default;

          (4) an environmental audit of each property owned or leased by the Target proposed to be acquired performed by an auditor reasonably satisfactory to Agent and Lenders, in form and substance reasonably satisfactory to Agent and Lenders, together with such other more detailed environmental assessments as Agent may require after review of such audit; and

          (5) for acquisitions having Acquisition Consideration in excess of $8,500,000.00 evidence satisfactory to Lenders that the Target will be in compliance with the covenants set forth in Section 6.30 hereof, including any compliance plan being implemented by Target and a status report with respect thereto, and for all other acquisitions, Parent shall deliver copies of any Y2K plans prepared by the Target.

     (F) With respect to acquisitions (1) of any entity organized under the laws of a jurisdiction other than a state or territory of the United States or of assets, a substantial portion of which are located outside the United States, or
(2) acquisitions having Acquisition Consideration in excess of $10,000,000.00, Borrowers shall retain an independent accounting firm, reasonably acceptable to Agent, to review the financial statements of the Target. Agent and Lenders shall have received and had a reasonable opportunity to review all due diligence available to Borrowers (produced by a Borrower or any third party) related to such proposed acquisition as and in such detail as Agent may request, including without limitation the independent accounting firm's report on its review conducted in accordance with the previous sentence.

     (G) Borrowers shall have delivered to Agent and Lenders not less than three
(3) Business Days prior to the date such Acquisition Advance is to be made all of the following in form and substance reasonably satisfactory to Agent and
Lenders:

          (1) a lien search against the Target to be acquired showing no liens (other than Permitted Liens) against the assets or business being acquired except in favor of Agent or any Lender and those which will be released in connection with such purchase or are otherwise permitted hereunder; and

          (2) a joinder to this Agreement, UCC-1 Financing Statements, mortgages, pledge agreements, stock certificates with powers signed in blank, or any other instrument or document needed whereby (a) such Target shall (i) become a Borrower hereunder and become jointly and severally liable for all past, present and future Liabilities hereunder and (ii) grant Agent for the benefit of itself, Issuing Bank and Lenders a lien on the business and/or all of the assets being acquired, and (b) Borrowers shall grant to Agent for the benefit of itself, Issuing Bank and Lenders a lien on and security interest in all assets (including equity interests) acquired by Borrowers in such transaction all of which shall be in form and substance reasonably satisfactory to Agent and Lenders, shall be executed, witnessed, and where appropriate, acknowledged and otherwise in a form acceptable for recordation.

     (H) Borrowers shall have delivered to Agent and Lenders no later than 11:00 A.M. of the Business Day on which such requested Acquisition Advance is to be made (1) a certification that all conditions precedent to the proposed acquisition have been satisfied in full or provisions for their satisfaction on such day have been made, and that all liens on the assets or business being acquired (excluding Permitted Liens) have been satisfied or that satisfactions have been placed in escrow pending disbursement of funds and representing and warranting that upon making such requested Acquisition Advance, together with such evidence as Agent and Lenders may reasonably require supporting the representations, warranties and covenants contained in such certification; and
(2) any other certificate, report, instrument, legal opinion or study as Agent may have required.

     (I) If the portion of Acquisition Consideration for such acquisition consisting of cash, marketable securities and other liquid assets, Earnouts and Indebtedness (incurred or assumed) is greater than $8,500,000.00, such acquisition is approved in a writing signed by Required Lenders.

     (J) If, after giving effect to any proposed acquisition, the total Acquisition Consideration paid or payable by Borrower and any of its Subsidiaries for all Permitted Acquisitions (including the proposed acquisition) occurring on or after the Closing Date will be in excess of $20,000,000.00, such acquisition is approved in a writing signed by Required Lenders.

     (K) If, after giving effect to any proposed Acquisition Advance with respect to an acquisition of an entity organized under the laws of a jurisdiction other than a state or territory of the United States or of assets, a substantial portion of which are located outside the United States, the total Acquisition Advances used to finance acquisitions outside the United States or any of its territories shall exceed $7,500,000.00, such acquisition is approved in a writing signed by all Lenders.

     (L) Except for (1) Indebtedness to Lenders, (2) Indebtedness of Target to third parties assumed by any Borrower or any Subsidiary of any Borrower from Target and (3) unsecured Indebtedness owing to the seller, such acquisition does not result in the creation of any Indebtedness.

     (M) If Target becomes a Subsidiary, Borrowers shall have complied with
Section 6.21(E) hereof.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     In addition to all other representations and warranties set forth in this Agreement (including, without limitation, those in Article 3 hereof), each Borrower represents and warrants as follows:

     SECTION 5.1 Existence. Each Borrower, and each Subsidiary of each Borrower, is a corporation or limited liability company duly formed, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation. Each Borrower, and each Subsidiary of each Borrower, has all requisite power and authority to conduct its business and to own its properties and is duly qualified and in good standing in all jurisdictions in which it is required to so qualify.

     SECTION 5.2 Authorization. The execution, delivery, and performance by each Borrower of each Loan Document to which it is a party has been duly authorized by all necessary corporate or limited liability company action and does not and will not violate any provision of law or judgment or of the certificate/articles of incorporation, certificate of formation, bylaws or operating agreement of such Borrower, and will not result in a breach of or constitute a default under any agreement, indenture, or instrument to which such Borrower is a party or by which such Borrower or any of their properties may be bound or affected.

     SECTION 5.3 Validity of Documents. Each Loan Document when duly executed and delivered by a Borrower will constitute the valid and legally binding obligation of such Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 5.4 Financial Information. The financial information and statements of Borrowers and their Subsidiaries (or their respective predecessors in interest as the case may be) as identified on Exhibit 5.4 attached hereto and made a part hereof previously delivered to Agent are true and correct in all material respects, and accurately reflect the financial condition of Borrowers and their Subsidiaries as of such dates, subject to year-end adjustments, in accordance with GAAP. Since such dates, there has been no material adverse change in such financial condition, except as disclosed on Exhibit 5.4 attached hereto.

     SECTION 5.5 Litigation. Except as set forth on Exhibit 5.5 attached hereto, there are no actions, suits, or proceedings pending or, to the knowledge of any Borrower or any Subsidiary of any Borrower, threatened, against any Borrower, any Subsidiary of any Borrower or any Borrower's or any Subsidiary's properties before any court or governmental department, commission, board, bureau, agency, or instrumentality (domestic or foreign). None of the items listed on Exhibit
5.5 would have a material adverse effect on any Borrower or the financial condition, business, properties, prospects or operation of any Borrower.

     SECTION 5.6 Contingent Liabilities. There are no suretyship agreements, guarantees, or other Contingent Liabilities of any Borrower or any Subsidiary of any Borrower that are not included on the financial statements mentioned in
Section 5.4 hereof or otherwise disclosed in this Agreement and Exhibit 5.6 attached hereto.

     SECTION 5.7 Taxes. Each Borrower, and each Subsidiary of each Borrower, has filed all tax returns and reports required to be filed before the date hereof and has paid all taxes, assessments, and charges imposed upon it or its property, or that it is required to withhold and pay over, to the extent that they were required to be paid before the date hereof (except taxes, assessments and charges being disputed in good faith for which adequate reserves have been set aside).

     SECTION 5.8 Liens. None of the properties or assets of any Borrower or any Subsidiary of any Borrower is subject to any mortgage, pledge, security, interest, lien, or other encumbrance except for Permitted Liens.

     SECTION 5.9 Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency, or instrumentality, domestic or foreign, or other Person is or will be necessary for the valid execution, delivery, or performance by Borrowers or any of them of the Loan Documents, excluding filings required to perfect liens intended to be created by the Loan Documents.

     SECTION 5.10 ERISA. Each Borrower and each Subsidiary of each Borrower and the other members of its Controlled Group maintain only those Defined Benefit Pension Plans, Defined Contribution Plans or other Plans set forth on Exhibit
5.10 hereto. Neither any Borrower nor any Subsidiary of any Borrower is obligated to contribute to any Multiemployer Plans and neither any Borrower nor any Subsidiary of any Borrower has any Withdrawal Liability with respect to any Multiemployer Plan of which such Borrower, such Subsidiary or any member of its Controlled Group had previously been a member. No lien has been attached and no Person has threatened to attach a lien on any property of any Borrower, any Subsidiary of any Borrower or any Controlled Group member as a result of any failure to comply with the Code or ERISA. Neither any Borrower, nor any Subsidiary of any Borrower, nor any member of its Controlled Group has any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in ss.3(1) of ERISA). There is not now, and has not been, any violation of the "continuation coverage requirements" of "group health plans" of former Section 162(k) of the Code and the regulations thereunder (as in effect for tax years beginning on or before December 31, 1988) and of Section 4980B of the Code and the regulations thereunder (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA with respect to any Employee Benefit Plan of any Borrower, any Subsidiary of any Borrower or of any member of its Controlled Group to which such continuation coverage requirements apply.

     SECTION 5.11 Ownership of Stock; Subsidiaries and Affiliates; Fictitious Name. The record and beneficial owners of the outstanding capital stock and other equity ownership interests of each Borrower and each Subsidiary of each Borrower are set forth on Part A of Exhibit 5.11 hereto. No Borrower has any Subsidiaries or Affiliates other than as listed on Part B of Exhibit 5.11 attached hereto (as it may be supplemented from time to time) and does not trade under any fictitious names. Except as indicated on Part B of Exhibit 5.11 hereto, within the last five (5) years, neither any Borrower nor any Subsidiary of any Borrower has (A) operated under any other name, (B) acquired all or substantially all of the assets of any other Person, or (C) merged or consolidated with any other Person.

     SECTION 5.12 Licenses, Permits, etc. Each Borrower, and each Subsidiary of each Borrower, is in possession of and operating in compliance in all material respects with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its businesses, and all of them are valid and in full force and effect.

     SECTION 5.13 Compliance with Laws Generally. Each Borrower and each Subsidiary of each Borrower is in compliance with all laws, rules, regulations, and orders of all federal, state, and governmental agencies and courts which are applicable to it, to the conduct of its businesses, or to the ownership and use of its properties.

     SECTION 5.14 Environmental Matters. To the extent necessary for the conduct of its business, each Borrower, and each Subsidiary of each Borrower, is in possession of and in compliance with all required permits relating to the discharge or release of liquids, gases or solids into the air, water, and soil. Neither any Borrower nor any Subsidiary of any Borrower refines, processes, generates, stores, recycles, transports, disposes of, or releases into the environment any "hazardous substance" as that term is defined in Section 101(14) of CERCLA or any hazardous or toxic substances as those terms are used in any state or local environmental statute or regulation except in compliance with all Environmental Laws. Neither any Borrower nor any Subsidiary of any Borrower has received notice from any governmental agency that such Person is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of any claim, proceeding, or litigation from any party concerning such Person's compliance with any Environmental Law.

     SECTION 5.15 Patents, etc. Borrowers and their Subsidiaries possess all material patents, trademarks, copyrights, tradenames, trade secrets, and other intellectual property rights, or licenses therefor, that are required to conduct their respective businesses without conflict by, or with the rights or claimed rights of, others, all of which are identified on Exhibit 5.15 attached hereto.

     SECTION 5.16 Regulation U, Etc. None of the Loans or Letters of Credit will constitute a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loans or Letters of Credit will be used for any purposes which violate or are inconsistent with the provisions of any of such regulations.

     SECTION 5.17 Labor Matters. There are no existing, or to the knowledge of Borrowers, threatened, or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against any Borrower or any Subsidiary of any Borrower, any lockouts by any Borrower or any Subsidiary of any Borrower of any of their employees or any labor trouble or other occurrence, event or condition of a similar character.

     SECTION 5.18 Outstanding Judgments or Orders. Each Borrower, and each Subsidiary of each Borrower, has satisfied all judgments against it to the extent outstanding and not stayed pending appeal for more than thirty (30) days, and neither any Borrower nor any Subsidiary of any Borrower is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or commission, board bureau, agency or instrumentality, domestic or foreign, pertaining to it.

     SECTION 5.19 No Defaults on Other Agreements. Neither any Borrower nor any Subsidiary of any Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Person is a party which has not been waived in writing or cured, if such default could have a material adverse effect on any Borrower or the financial condition, properties, prospects, business or operations of any Borrower or any Subsidiary of any Borrower or on the ability of any Borrower to perform such Person's obligations under the Loan Documents.

     SECTION 5.20 Debt and Credit Arrangements. After repayment in full of the existing debt of Borrowers to Summit in its individual capacity, except for the Liabilities and other Indebtedness identified by creditor, current amount outstanding and maturity date in Exhibit 5.20 attached hereto and made a part hereof, neither any Borrower nor any Subsidiary of any Borrower has any debt or is party to any debt that would be classified as Indebtedness hereunder.

     SECTION 5.21 Real Estate Owned and Leased. The only real estate which any Borrower owns is identified in part A of said Exhibit 5.21 attached hereto and made a part hereof, and part B of Exhibit 5.21 lists by property, lessor, date and term, all leases of real property under which any Borrower is a lessee or licensee, as such Exhibit may be supplemented from time to time. Each Borrower enjoys quite possession under all such leases to which such Person is a party as a lessee, and all such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee. No casualty has occurred which has not been repaired with respect to any real estate owned by any Borrower, nor is there any condemnation or similar proceeding pending, or to Borrowers' knowledge, threatened against any real estate owned by any Borrower.

     SECTION 5.22 Material Contracts. Attached hereto as Exhibit 5.22 is a listing by contracting party, date and subject matter of all material agreements, including without limitation, right of entry or access agreements, license agreements, distribution agreements, employment agreements, loan agreements and leases to which any Borrower or any Subsidiary of any Borrower (or its predecessor in interest) is a party that, on the date hereof, are material to the operation of such Person's business. Except as otherwise disclosed on Exhibit 5.22 hereto, true and correct copies of such contracts and agreements have been provided to Agent or its counsel.

     SECTION 5.23 Solvency. After giving effect to the transactions contemplated by this Agreement (A) the property of Borrowers and their Subsidiaries, on a Consolidated basis, at a fair valuation, will exceed their debt; (B) the capital of Borrowers and their Subsidiaries, on a Consolidated basis, will not be unreasonably small to conduct its/their business; (C) Borrowers and their Subsidiaries, on a Consolidated basis, will not have incurred debts, or have intended to incur debts, beyond their ability to pay such debts as they mature; and (D) the present fair salable value of the assets of Borrowers and their Subsidiaries, on a Consolidated basis, will be greater than the amount that will be required to pay its/their probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (1) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (2) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     SECTION 5.24 Ownership. Each Borrower, and each Subsidiary of each Borrower, has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected on the financial statements referred to in Section
5.4 hereof free and clear of all Liens other than Permitted Liens.

     SECTION 5.25 No Restrictions in Other Agreements. Neither any Borrower nor any Subsidiary of any Borrower is subject to any charter or other corporate restriction which could have a material adverse effect on any Borrower or the financial condition, properties, prospects, business or operations of any Borrower or any Subsidiary of any Borrower, or on the ability of any Borrower to perform such Person's obligations under the Loan Documents, and no Borrower or Subsidiary of any Borrower is party to any indenture, loan or credit agreement or any lease or other agreement or instrument which could have a material adverse effect on the ability of any Borrower to perform such Person's obligations under the Loan Documents.

     SECTION 5.26 Full Disclosure. No representation or warranty by any Borrower in this Agreement (including the Exhibits hereto) and no information in any statement, certificate, schedule or other document furnished or to be furnished to Agent or Lenders pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the Exhibits attached hereto, there is no fact known to any Borrower which it has not disclosed to Agent and Lenders in writing which such Borrower presently knows materially adversely affects any Borrower or any Subsidiary of any Borrower.


                                   ARTICLE 6

                                    COVENANTS

     In addition to all other covenants set forth in this Agreement, each Borrower covenants that so long as any of the Liabilities shall remain unpaid, unless the Required Lenders shall otherwise consent in writing:

     SECTION 6.1 Use of Proceeds. The proceeds of the Loans will be used as set forth in the Background Section hereof.

     SECTION 6.2 Financial Information.

     (A) Borrowers will furnish to Agent and each Lender (1) as soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrowers, a Consolidating and an audited Consolidated balance sheet of Borrowers and their Subsidiaries as of the end of such fiscal year; a Consolidating and an audited Consolidated profit and loss statement of Borrowers and their Subsidiaries;

a Consolidating and an audited Consolidated statement of operations and retained earnings of Borrowers and their Subsidiaries; and a Consolidating and an audited Consolidated statement of cash flows of Borrowers and their Subsidiaries and changes in stockholder's equity of Borrowers and their Subsidiaries for the year then ended; (2) within forty-five (45) days after the end of each of the first three fiscal quarters, a Consolidated and Consolidating balance sheet of Borrowers and their Subsidiaries as of the end of such quarter, a Consolidated and Consolidating profit and loss statement of Borrowers and their Subsidiaries, a Consolidated and Consolidating statement of operations and retained earnings of Borrowers and their Subsidiaries; and a Consolidated and Consolidating statement of cash flows for Borrowers and their Subsidiaries for such period then ended, all in detail as Agent may reasonably require, prepared and certified as to fairness of presentation by the Chief Financial Officer or other authorized officer of Parent; (3) simultaneously with the filing thereof, copies of all notices required by law or regulation to be filed, reports, registrations, requests for interpretive letters or rulings, proxy statements and any other material filed from time to time with the Securities and Exchange Commission or delivered to the shareholders of Parent; and (4) thirty (30) days prior to the end of a fiscal year, Consolidated and Consolidating financial projections for the ensuing fiscal year prepared on a monthly basis. All data of Borrowers and their Subsidiaries that is subject to GAAP will be prepared on a Consolidated and Consolidating bases and according to GAAP. All financial information required under Section 6.2(A)(1) above will be audited and unqualifiedly certified by independent certified public accountants reasonably acceptable to Agent.

     (B) (1) The financial information required under Section 6.2(A)(1) above must be accompanied by (a) a certificate of the relevant accountants as to whether anything has come to their attention that led them to believe that a Default or an Event of Default has occurred, and (b) if any Event of Default or Default has occurred, a written statement by such accountants setting forth the details of each such Event of Default or Default and stating whether or not the same is continuing. Such certificate or statement will certify to the accuracy of the calculations set forth in the certificate being simultaneously delivered to each Lender pursuant to Section 6.2(B)(2).

     (2) Each statement or report called for by subsections (A)(1), (2) and (3) of this Section 6.2 must be accompanied by a certification in the form of
Exhibit 6.2 attached hereto and made a part hereof, signed by of the chief executive or chief financial officer or other authorized officer of each Borrower stating that each of them has reviewed the operations of Borrowers and their Subsidiaries on a Consolidated basis for that period and that no Event of Default or Default has occurred, or if any Event of Default or Default has occurred, a written statement setting forth the details of such Event of Default or Default, stating whether or not the same is continuing and, if so, the action that Borrowers propose to take with respect thereto. Such certificate or statement will also include, for the periods covered by subsections (A)(1) and
(2) of this Section 6.2 a reasonably detailed calculation of the ratios, coverages and capital expenditures set forth in Sections 6.5 through 6.9 hereof (if and to the extent such covenant is measured at the end of such fiscal period) for the purpose of establishing whether Borrowers were in compliance with the requirements of such Sections as of the end of the period covered by the financial statement or report. Such certificate or statement will also include, for the periods covered by subsection (B) of this Section 6.2 ending on each December 31st, commencing with the fiscal year ending December 31, 1999, calculation of the Excess Cash Flow for the twelve (12) month period ended December 31st in such detail as Agent may require.

     (C) In addition to the financial information required in this Section 6.2, Borrowers shall submit to each Lender such other information and reports as Agent or any Lender may reasonably request.

     SECTION 6.3 Insurance. In addition to the requirements of Article 3 hereof, each Borrower will at all times carry, and each Borrower will cause each of such Person's Subsidiaries to carry, insurance, in form and amount reasonably satisfactory to Agent, and underwritten by financially sound and reputable insurers satisfactory to Agent, against fire (with extended coverage and, if required by the location of any of such Person's premises on a flood plain, flood coverage), liability and all other hazards specified by Agent and will furnish to Agent, upon Agent's request, a copy of all such insurance policies which shall insure the interest of Agent, for the benefit of itself, Issuing Bank and Lenders, in accordance with a standard lender's loss payable clause as to all non-liability policies.

     SECTION 6.4 Liens. No Borrower will create, incur, assume, or suffer to exist, and no Borrower will permit any of such Person's Subsidiaries to create, incur, assume, or suffer to exist, any Lien in or to any of such Borrower's or such Subsidiary's property or assets (including, but not limited to, the Collateral), whether now owned or hereafter acquired, except for the following (collectively, "Permitted Liens"): (A) Liens for taxes not yet delinquent or which are being contested in good faith for which adequate reserves have been set aside in conformity with GAAP; (B) statutory inchoate Liens in connection with workmen's compensation, unemployment insurance, or other social security obligations; (C) mechanic's, workman's, materialman's, landlord's, carrier's, or other similar Liens arising in the ordinary course of business with respect to obligations that are not past due or that are being contested in good faith for which adequate reserves have been set aside in conformity with GAAP; (D) Liens created by deposits of cash to secure the performance of bids, tenders, contracts or leases entered into in the ordinary course of business, or to secure surety or similar bonds that a Borrower or a Subsidiary of a Borrower is required to obtain under licenses or contracts entered into in the ordinary course of business; (E) encumbrances in the nature of (1) zoning restrictions,
(2) easements, and (3) restrictions of record on the use of real property, which in each case do not materially detract from the value of the encumbered property or materially interfere with the ordinary conduct of business of any Borrower or any Subsidiary of any Borrower; (F) Liens created under the Security Documents or hereunder in favor of Agent for the benefit of itself, Issuing Bank and Lenders; (G) Liens in respect of Capitalized Lease Obligations incurred by any Borrower to the extent permitted by Section 6.18 hereof; (H) purchase money security interests (limited to the asset being acquired) with respect to Indebtedness incurred by a Borrower to the extent


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

permitted by Section 6.18 hereof; (I) Summit's existing first priority mortgage lien in the Premises, the First Mortgage Account, and fixtures securing Summit's first mortgage loan with respect thereto, which shall be superior in priority to the Liens granted to Agent under the Security Documents, and liens in other assets of Borrowers, securing such first mortgage loan which shall be subordinate to the Liens granted to the Agent under the Security Documents; and
(J) liens on assets of any Foreign Subsidiary with respect to Indebtedness incurred by a Foreign Subsidiary to the extent permitted by Section 6.18 hereof. No Borrower will, and no Borrower will permit any of such Person's Subsidiaries to, agree with any Person to restrict such Person's ability to grant mortgages, pledges, liens, or other encumbrances upon, or security interests in, any of its property or assets.

     SECTION 6.5 Maximum Annual Capital Expenditures. Capital Expenditures of Borrowers and their Subsidiaries on a Consolidated basis during any fiscal year shall not exceed 4% of sales during such fiscal year, plus 50% of the unused amount of allowable Capital Expenditures carried over from the immediately prior fiscal year, provided that such unused Capital Expenditures for any fiscal year shall only be carried forward for one (1) year. For the purposes of this Section
6.5 only and only for the 1999 fiscal year, the determination of Capital Expenditures shall not include (A) up to $7,400,000.00 used to acquire the Premises and up to $4,600,000.00 used to initially rehabilitate the Premises and
(B) up to $3,000,000.00 incurred prior to December 31, 1999 by CGII to acquire Equipment and other assets of Merrill Lynch, Pierce, Fenner & Smith.

     SECTION 6.6 Leverage Ratio. The Leverage Ratio shall not be more than the following levels at any time during the following periods measured as of the end of each fiscal quarter ending during such period, provided, however, if the EBITDA used to determine the Leverage Ratio is equal to or less than zero, Borrowers shall be deemed to be in violation of the requirements set forth in the chart below:

------------------------------------ -----------------------------------------
Period                                            Leverage Ratio
------------------------------------ -----------------------------------------
From the Closing Date through                      4.10 to 1.0
December 31, 1999
------------------------------------ -----------------------------------------
From January 1, 2000 through March                 3.75 to 1.0
31, 2000
------------------------------------ -----------------------------------------
From April 1, 2000 through                          3.5 to 1.0
September 30, 2000
------------------------------------ -----------------------------------------
From October 1, 2000 through                       3.25 to 1.0
December 31, 2000
------------------------------------ -----------------------------------------
From January 1, 2001 through March                 2.75 to 1.0
31, 2001
------------------------------------ -----------------------------------------
From April 1, 2001 through                         2.25 to 1.0
December 31, 2002
------------------------------------ -----------------------------------------
From January 1, 2003 and thereafter                 2.0 to 1.0
------------------------------------ -----------------------------------------




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     SECTION 6.7 Interest Coverage Ratio. The Interest Coverage Ratio shall not be less than the following levels at any time during the following periods measured as of the end of each fiscal quarter ending during such period:

------------------------------------ -----------------------------------------
Period                                       Interest Coverage Ratio
------------------------------------ -----------------------------------------
From the Closing Date through                      3.00 to 1.0
December 31, 1999
------------------------------------ -----------------------------------------
From January 1, 2000 through                       3.50 to 1.0
December 31, 2000
------------------------------------ -----------------------------------------
From January 1, 2001 through                       4.00 to 1.0
December 31, 2001
------------------------------------ -----------------------------------------
From January 1, 2002 through                       4.50 to 1.0
December 31, 2002
------------------------------------ -----------------------------------------
From January 1, 2003 and thereafter                 5.0 to 1.0
------------------------------------ -----------------------------------------


     SECTION 6.8 Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not be less than the following levels at any time during the following periods measured as of the end of each fiscal quarter ending during such period:

------------------------------------ -----------------------------------------
Period                                     Fixed Charge Coverage Ratio
------------------------------------ -----------------------------------------
From the Closing Date through June                 1.25 to 1.0
30, 2000
------------------------------------ -----------------------------------------
From July 1, 2000 and thereafter                   1.10 to 1.0
------------------------------------ -----------------------------------------


     SECTION 6.9 Minimum Net Worth. As of December 31, 1999, Net Worth shall not be less than the sum of $40,103,000.00, plus 90% of positive net income for the period from April 1, 1999 to December 31, 1999, plus 100% of the net proceeds of any equity issuances (including proceeds received in the form of cash, stock or other assets) during the period commencing on April 1, 1999 and ending on December 31, 1999. As of March 31, 2000 and as of the end of each fiscal quarter thereafter, Net Worth shall not be less than the sum of Net Worth as of December 31, 1999, plus 90% of positive net income for each fiscal quarter thereafter, plus 100% of the net proceeds of any equity issuances during each fiscal quarter thereafter. Notwithstanding anything to the contrary contained in this Section, the Borrowers shall be deemed in compliance with this covenant if (A) Borrower's Net Worth at the end of the fiscal quarter for which such determination is to be made is within $500,000.00 of the minimum Net Worth otherwise required by this Section, and (B) Borrowers provide documentation satisfactory to the Agent and the Lenders that the Borrowers would have been in compliance with this Section but for the fluctuation of the value of foreign currencies against the US Dollar since the prior fiscal quarter as such fluctuations are manifested in the foreign currency translations into US Dollars on the Borrowers' financial statements in accordance with GAAP.

     SECTION 6.10 Fiscal Year. Each Borrower shall at all times maintain, and shall cause each of its Subsidiaries to maintain, such Person's fiscal year ending on December 31.

     SECTION 6.11 Taxes. Each Borrower shall pay when due, and shall cause each of such Person's Subsidiaries to pay when due, all taxes, assessments, and charges imposed upon such Person or such Person's properties or which such Person is required to withhold or pay over. Notwithstanding the foregoing, such Borrower or such Subsidiary shall be entitled to withhold such payment for any such tax, assessment or charge while it diligently contests such tax, assessment, or charge in good faith provided that such Borrower or such Subsidiary maintains adequate reserves in conformity with GAAP and provided further that the effect of such contest stays the right of the taxing authority to execute upon the assets of such Borrower or such Subsidiary for such non-payment.

     SECTION 6.12 Guarantees, etc. No Borrower shall become liable, and no Borrower shall permit any of such Person's Subsidiaries to make, nor shall any Subsidiary of any Borrower become liable, on the obligation of another Person or otherwise incur any consensual Contingent Liability except by endorsement of negotiable instruments for deposit or collection in the usual course of business and except for guarantees or suretyship agreements: (A) given pursuant to this Agreement, (B) given in connection with Indebtedness incurred by any Borrower and permitted under this Agreement or (C) given by Parent to secure Earnouts.

     SECTION 6.13 Loans; Investments; Holding of Cash and Other Liquid Assets. No Borrower shall make, and no Borrower shall permit any of such Person's Subsidiaries to make, any loans or investments (including without limitation loans to directors, officers or employees or loans to or investments in Affiliates or Subsidiaries) except for (A) investments in direct obligations of, or obligations fully guaranteed by, the United States of America, (B) investments in obligations of a Lender, (C) investments in bank deposits maintained at domestic branches of national banking associations or banking institutions organized under the laws of one of the states of the United States,
(D) loans to and investments in any Domestic Subsidiary of any Borrower provided such Domestic Subsidiary has executed and delivered the documents required under
Section 6.21 hereof upon formation of such Subsidiary, (E) loans to and investments to acquire Foreign Subsidiaries of any Borrower, provided that such loans and investments are of proceeds of Acquisition Advances made in compliance with this Agreement, and provided further that (1) to the extent loans, they are evidenced by intercompany notes having a market rate of interest and such notes are pledged to Agent for the benefit of itself, the Issuing Bank and Lenders, or
(2) to the extent investments by a Borrower or Domestic Subsidiary of any Borrower, such investments are evidenced by stock certificates or other evidence of equity ownership and 66% of such ownership interest has been pledged to Agent for the benefit of itself, the Issuing Bank and the Lenders by delivering such evidence of equity ownership to Agent, (F) loans to and investments in any Foreign Subsidiary of any Borrower (not otherwise permitted under clause (E) above), provided that such loans and investments do not exceed $2,000,000.00 in the aggregate and (1) to the extent loans, are evidenced by intercompany notes having a market rate of interest and provided further that all such notes are pledged to Agent, for the benefit of itself, Issuing Bank and Lenders, or (2) to the extent investments by a

Borrower or a Domestic Subsidiary, such investments are evidenced by stock certificates or other evidence of equity ownership and 66% of such ownership interest has been pledged to Agent, for the benefit of itself, Issuing Bank and Lenders, by delivering such evidence of equity ownership to Agent, (G) loans and investments listed on Exhibit 6.13 attached hereto, and (H) loans to officers and employees in the ordinary course of business consistent with past practices, which loans in the aggregate do not exceed $100,000.00. In addition to the foregoing limitations on loans and investments, no Borrower shall permit such Person's Foreign Subsidiaries to own cash, marketable securities and other liquid assets in an aggregate amount in excess of $4,000,000.00 at any time.

     SECTION 6.14 Compliance with Laws. Each Borrower shall comply with, and each Borrower shall cause each of such Person's Subsidiaries to comply with, all laws and regulations applicable to such Borrower or such Subsidiary in the operation of such Borrower's or such Subsidiary's business.

     SECTION 6.15 Environmental Matters.

     (A) To the extent necessary for the conduct of its businesses, each Borrower will obtain and comply with, and each Borrower will cause each of such Person's Subsidiaries to obtain and comply with, all required permits, licenses, registrations, and approvals relating to the discharge or release of liquids, gases or solids into the environment. To the extent that such are applicable to the conduct of such Borrower's or such Subsidiary's business, each Borrower will comply with, and each Borrower shall cause each of such Person's Subsidiaries to comply with, all laws, rules, regulations and governmental orders and directives relating to the generation, treatment, storage, transportation, disposal and release into the environment and cleanup of any hazardous or toxic waste or substance which is subject to the provisions of CERCLA or any similar state or local environmental statute or regulation at all premises owned or operated by such Borrower such Subsidiary. Each Borrower will comply with, and each Borrower shall cause each of such Person's Subsidiaries to comply with, all laws, rules, regulations, and governmental orders and directives relating to the cleanup of hazardous or toxic substances at all premises owned or operated by such Borrower or such Subsidiary.

     (B) Each Borrower will immediately notify Agent and each Lender if any Borrower or any Subsidiary of any Borrower receives (1) any notice from any governmental agency that any Borrower or any Subsidiary of any Borrower is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, (2) any written notice of any claim, proceeding, litigation, order, directive, citation, or request for information concerning environmental conditions, or notice of any alleged violation of any environmental statute, ordinance, regulation, or permit condition, or (3) any formal notice concerning any potentially adverse environmental condition, including, but not limited to, any spilling, leaking, discharge, release, or threat of release of any hazardous or toxic waste or substance.

     (C) Each Borrower shall comply with, and each Borrower shall cause each of such Person's Subsidiaries to comply with, any notice or directive from any other governmental authority, whether state, federal, or local, regarding the removal or discharge of any hazardous substance on any of its properties within such period as may be required therein unless the same is being contested by such Borrower or such Subsidiary in good faith and, upon request of Agent, shall provide a bond reasonably satisfactory to Agent insuring Agent's continued lien, for the benefit of itself, Issuing Bank and Lenders, on the Collateral affected by such notice or directive.

     (D) Each Borrower hereby indemnifies and agrees to defend and hold harmless Agent, Issuing Bank and Lenders, and their respective parent Persons, subsidiaries, successors, assigns, officers, directors, shareholders, employees, agents and counsel from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and reasonable attorneys', consultants' and experts' fees) arising out of or in any way relating to (1) the presence of any substance which is or becomes regulated under any Environmental Law whether now or hereafter enacted, on, about, beneath or arising from any property used or occupied by any Borrower or any Subsidiary of any Borrower; (2) the failure of any Borrower or any Subsidiary of any Borrower to comply with any Environmental Law; (3) breach of any of the representations and warranties or covenants contained herein by any Borrower or any Subsidiary of any Borrower; (4) any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority or any third party under or in connection with any Environmental Law or based on the presence of any substances described in (1) above; and (5) the imposition or recording of a lien against any property of or occupied by any Borrower or any Subsidiary of any Borrower pursuant to any Environmental Law, unless due solely to the gross negligence or willful misconduct of Agent, Issuing Bank or a Lender. IT IS INTENDED THAT THE INDEMNITY PROVIDED IN THIS SECTION SHALL SURVIVE THE REPAYMENT OF THE LIABILITIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT.

     SECTION 6.16 Maintenance of Property. Each Borrower will maintain, and each Borrower shall cause each of such Person's Subsidiaries to maintain, all of such Person's property (subject to ordinary wear and tear) in good condition and repair.

     SECTION 6.17 Inspection by Lenders. Each Borrower will permit, and each Borrower shall cause each of such Person's Subsidiaries to permit, Agent and representatives of each Lender to inspect, examine and/or audit the Collateral, any of its other property and/or its Books and Records and to make extracts therefrom at Borrowers' expense and at all reasonable times provided that unless a Default or Event of Default has occurred and is continuing, such Lender shall give Borrowers at least three Business Days' notice (which notice need not be in writing) prior to conducting such inspection or audit.

     SECTION 6.18 Limitations on Borrowing. Except for (A) borrowings from Lenders hereunder, (B) Indebtedness listed on Exhibit 5.20 hereto, (C) Indebtedness of any Borrower or any Subsidiary of any Borrower to manufacturers and/or manufacturers' representatives or agents and/or leasing companies to purchase Equipment from such creditor and incurred or assumed at the time of acquisition, so long as the Indebtedness shall not exceed the purchase price of such Equipment, (D) Capitalized Lease Obligations, (E) Indebtedness of Foreign Subsidiaries of Borrowers arising after the date hereof not exceeding $2,000,000.00 in the aggregate at any time, (F) Indebtedness of Foreign Subsidiaries of Borrowers arising from a refinancing of Indebtedness of such Foreign Subsidiaries listed on Exhibit 5.20 hereof as long as such refinancing meets the following requirements: (1) the amount of Indebtedness is less than or equal to the amount refinanced and (2) the refinanced Indebtedness is on terms no less favorable to the borrower than the Indebtedness being refinanced, (G) Indebtedness assumed in connection with a Permitted Acquisition, provided that such Indebtedness is not originally incurred (by Borrower or its Subsidiaries, or the seller) in contemplation of such Permitted Acquisition and (H) additional Indebtedness (not otherwise prohibited by any Loan Document) not to exceed $1,000,000.00 in the aggregate at any time, no Borrower will incur, and no Borrower will permit any of such Person's Subsidiaries to incur, any indebtedness for borrowed money, or purchase any assets or property on an installment or other deferred payment basis, enter into leases that under GAAP constitute Capitalized Leases, or sell and leaseback any property or assets.

     SECTION 6.19 Reports. Each Borrower will furnish the following to Agent and each Lender:

     (A) as soon as possible and in any event within 5 days after such Borrower becomes aware of the occurrence of any Default or Event of Default a written statement by the chief executive or chief financial officer of such Borrower setting forth details of such Default or Event of Default, stating whether or not the same is continuing and, if so, the action proposed to be taken with respect thereto;

     (B) immediately after receiving knowledge thereof, notice in writing of all actions, suits, or proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any Borrower or any Subsidiary of any Borrower which, if determined adversely to such Person, would be reasonably likely to have a material adverse effect on any Borrower or the financial condition, properties, prospects, business or operations of any Borrower or any Subsidiary of any Borrower, or on the ability of Borrowers to perform Borrowers' obligations under the Loan Documents, or would result in a judgment, fines, taxes or other monetary damages exceeding $100,000.00;

     (C) as soon as possible and in any event within 5 days after any Borrower becomes aware of the occurrence of a significant material adverse change in any Borrower or the business, properties, operations, prospects or financial condition of any Borrower or any Subsidiary of any Borrower, a written statement by the chief executive or chief financial officer of each Borrower setting forth details of such significant material adverse change and the action proposed to be taken with respect thereto;

     (D) immediately after receiving knowledge thereof, notice in writing of any strike, walkout, boycott or other labor dispute involving any Borrower or any Subsidiary of any Borrower; and

     (E) such other information respecting the business, properties, operations, and condition (financial or otherwise) of Borrowers and their Subsidiaries as Agent or a Lender may at any time and from time to time reasonably request.

     SECTION 6.20 ERISA.

     (A) Each Borrower, each Subsidiary of each Borrower and all members of its Controlled Group will comply in all material respects with the provisions of ERISA and the Code with respect to any Defined Benefit Pension Plan and Defined Contribution Plan including the timely filing of required annual reports and the payment of PBGC premiums.

     (B) Each Borrower will furnish to Agent and each Lender, promptly after the filing thereof with the United States Secretary of Labor and the PBGC, copies of each annual or other report with respect to each Defined Benefit Pension Plan and Defined Contribution Plan maintained by such Borrower or such Borrower's Subsidiaries or any member of its Controlled Group.

     (C) Each Borrower and each Subsidiary of each Borrower will cause to be made all contributions required to avoid any accumulated funding deficiency (as defined in Section 412(a) of the Code and the regulations thereunder and ss.302(a) of ERISA), unless waived, with respect to any pension plan (as defined in ss.3(2) of ERISA), other than a Multiemployer Plan, which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code and the regulations thereunder and which is maintained by such Borrower, such Subsidiary or any member of its Controlled Group.

     (D) As soon as possible (and in any event within five days) after such Borrower has reason to know (1) that any Reportable Event has occurred with respect to any Defined Benefit Pension Plan maintained by any Borrower, any Subsidiary of any Borrower, or any member of its Controlled Group, (2) that any Defined Benefit Pension Plan maintained by any Borrower, any Subsidiary of any Borrower or any member of its Controlled Group is to be terminated in a distress termination (within the meaning of 4041(c) of ERISA), (3) that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Defined Benefit Pension Plan maintained by any Borrower, any Subsidiary of any Borrower, or any member of its Controlled Group, (4) that any Borrower or any Subsidiary of any Borrower has incurred Withdrawal Liability from a Multiemployer Plan maintained by any Borrower, any Subsidiary of any Borrower, or any member of its Controlled Group, or (5) that any Multiemployer Plan to which any Borrower, any Subsidiary of any Borrower, or any member of its Controlled

Group have made contributions is in ERISA Reorganization, such Borrower will furnish a statement to Agent and each Lender setting forth the details as to such Reportable Event, distress termination, termination proceedings, Withdrawal Liability, or ERISA Reorganization, and the action that Borrowers propose to take with respect thereto, together with a copy of any notice of such Reportable Event or distress termination given to the PBGC, or a copy of any notice of termination proceedings, Withdrawal Liability, or ERISA Reorganization received by any Borrower, any Subsidiary of any Borrower, or any member of its Controlled Group.

     (E) Each Borrower will furnish to Agent and each Lender as soon as possible (and in any event within five days) after receipt thereof a copy of any notice that any Borrower, any Subsidiary of any Borrower or any member of its Controlled Group receives from the PBGC or the Internal Revenue Service or from the sponsor of any Multiemployer Plan that sets forth or proposes any action to be taken or determination made by the PBGC or the Internal Revenue Service with respect to any Defined Benefit Pension Plan, Defined Contribution Plan or Multiemployer Plan.

     (F) Each Borrower will promptly notify Agent and each Lender of any taxes, penalties, interest charges and other financial obligation that have been assessed or imposed or that such Borrower has reason to believe may be assessed or imposed against any Borrower, any Subsidiary of any Borrower, or any member of its Controlled Group by the Internal Revenue Service, the PBGC or any other governmental entity with respect to any Plan or Multiemployer Plan.

     (G) Each Borrower will promptly notify Agent and each Lender of the adoption of any Defined Benefit Pension Plan or Defined Contribution Plan or any obligation to contribute to any Multiemployer Plan by any Borrower, any Subsidiary of any Borrower, or any member of its Controlled Group.

     (H) Neither any Borrower nor any Subsidiary of any Borrower will contribute to, or permit any other member of its Controlled Group to contribute to, any Multiemployer Plan. Neither any Borrower nor any Subsidiary of any Borrower will permit (1) with respect to any Employee Benefit Plan, any Prohibited Transaction or Prohibited Transactions under ERISA or the Code resulting in liability of any Borrower, Neither any Borrower, any Subsidiary of any Borrower or any of its Controlled Group members in excess of $25,000.00 in the aggregate or (2) with respect to any Defined Benefit Pension Plan, any Reportable Event under ERISA, if upon termination of the Plan or Plans with respect to which one or more such Reportable Events has occurred there is or would be any liability of any Borrower, any Subsidiary of any Borrower or any of its Controlled Group members to the PBGC in excess of [$25,000.00] in the aggregate. Neither any Borrower nor any Subsidiary of any Borrower will take or fail to take any action which would result in any Withdrawal Liability becoming due.

     (I) Neither any Borrower nor any Subsidiary of any Borrower will fail to make required minimum contributions, or permit any other Controlled Group member to fail to make required minimum contributions with respect to a Defined Benefit Pension

Plan, resulting in a lien (as provided in ss.302(f) of ERISA) against any Borrower, any Subsidiary or any of its Controlled Group members.

     (J) Neither any Borrower nor any Subsidiary of any Borrower will permit the adoption of a plan amendment which results in significant under funding (as defined in ss.307 of ERISA) of a Defined Benefit Pension Plan which requires any Borrower, any Subsidiary or any of its Controlled Group members to provide security.

     (K) Neither any Borrower nor any Subsidiary of any Borrower will permit the unfunded liabilities of unfunded and uninsured employee welfare benefit plans" (as defined in ss.3(1) of ERISA) of any Borrower, any Subsidiary of any Borrower and of any members of its Controlled Group to exceed, in the aggregate $10,000.00.

     (L) Neither any Borrower nor any Subsidiary of any Borrower will acquire or permit the acquisition by any of its Controlled Group members, of any trade or business which has incurred either directly or indirectly an unfunded benefit liability (as defined in ss.4001 of ERISA) under any Defined Benefit Pension Plan prior to such acquisition or acquire or permit the acquisition, by any Borrower, any Subsidiary of any Borrower or any of its Controlled Group members, of any trade or business which has incurred either directly or indirectly an unfunded benefit liability under any Defined Benefit Pension Plan.

     SECTION 6.21 Mergers, etc. No Borrower will, and no Borrower will permit any of its Subsidiaries to, directly or indirectly (A) merge or consolidate with any other Person, (1) excluding in connection with Permitted Acquisitions, and
(2) provided that MVP and Super Pack shall be permitted to merge with and into CGIIC, (B) except for the sale of Inventory in the ordinary course of business, sell or lease or otherwise transfer all or any substantial part of its assets to any Person, (C) acquire whether through purchase or exchange of capital stock or assets or otherwise, all or any substantial part of the assets of any other Person or any capital stock of or other equity interest in any other Person, excluding Permitted Acquisitions, (D) consummate any recapitalization or reorganization, or (E) create or acquire any Subsidiary, unless (1) with respect to each new Domestic Subsidiary, such Domestic Subsidiary (a) executes a joinder agreement in form and substance reasonably satisfactory to Agent pursuant to which such Domestic Subsidiary shall become a Borrower hereunder, become jointly and severally liable for all Liabilities, past, present and future, and be bound by this Agreement and (b) grants to Agent, for the benefit of itself, Issuing Bank and Lenders, a first priority lien on and security interest in and to all assets of such Domestic Subsidiary; (2) with respect to each such new Domestic Subsidiary, 100% of the capital stock, membership interests, partnership interests or other equity ownership interests in such Domestic Subsidiary is pledged as collateral to secure the Liabilities, and (3) with respect to each such new Foreign Subsidiary, 66% of the capital stock, membership interests or partnership interests or other equity ownership interests of such Foreign Subsidiary is pledged as collateral to secure the Liabilities, except no pledge shall be required with respect to the equity ownership interests of any Foreign Subsidiary of any Foreign Subsidiary.

     SECTION 6.22 Nature of Business. No Borrower will make, and no Borrower will permit any of such Person's Subsidiaries to make, any material change in the nature of its business as conducted on the date hereof.

     SECTION 6.23 Disposal of Assets. Except for the sale of Inventory in the ordinary course of business, replacement of Equipment with other equipment of at least equal utility and value (provided that Agent's Lien for the benefit of itself, Issuing Bank and Lenders upon such newly-acquired equipment has the same priority as Agent's Lien for the benefit of itself, Issuing Bank and Lenders upon such replaced equipment) and the disposal of obsolete Equipment, no Borrower will dispose of, and no Borrower will permit any Subsidiary of any Borrower to dispose of, any assets, except that a Borrower or Subsidiary of a Borrower may transfer assets to another Borrower as long as such assets remain subject to Agent's first priority lien.

     SECTION 6.24 Patents, etc. Each Borrower will maintain, and each Borrower will cause each of such Person's Subsidiaries to maintain, all of such Person's material patents, trademarks, copyrights, trade secrets and other intellectual property rights, and licenses therefor, if any, in full force and effect until their respective expiration dates, if any.

     SECTION 6.25 Dividends and Distributions; Changes in Capitalization. No Borrower will, and no Borrower will permit any of such Person's Subsidiaries to, declare or make any payment or distribution on, or acquire, any of its capital stock or other equity interests, or make any other payment to shareholders on account of their ownership of such equity, except that (A) any Borrower or any Subsidiary of any Borrower may pay dividends and other distributions to any Borrower and (B) any Borrower may make capital investments in any Subsidiary of any Borrower to the extent permitted by Section 6.13 hereof. No Borrower will, and no Borrower will permit any of such Person's Subsidiaries to, permit or effect (A) any change in the capitalization or capital structure of such Borrower or Subsidiary, including the issuance of any new, additional or different type or class of stock or other equity interest, (B) any modification, reduction or retirement of any existing class of stock or other equity interest or (C) the alteration or modification of the voting rights of any stock or other equity interest.

     SECTION 6.26 Indemnification. Each Borrower hereby indemnifies and agrees to protect, defend, and hold harmless Agent, Issuing Bank, Lenders and their respective directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating, or defending such claims, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Notes, any other Loan Document and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or omission by Agent, Issuing Bank or a Lender in connection with this Agreement, the Notes or any other Loan Document and any transaction contemplated herein or therein to the extent


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

not caused solely by the gross negligence, bad faith or willful misconduct of the Person seeking indemnification. If any Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice to Agent and each Lender. THIS COVENANT SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS CREATED BY THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT.

     SECTION 6.27 Licenses, Permits. Each Borrower will maintain, and each Borrower will cause each of such Person's Subsidiaries to maintain, the validity, force and effect of, and operate in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of such Borrower's and such Subsidiary's business.

     SECTION 6.28 RICO. No Borrower shall engage in any conduct or fail to take any action, and no Borrower shall permit any of such Person's Subsidiaries to engage in any conduct or fail to take any action, which will, or would, under the facts and circumstances relative thereto, violate the Racketeer Influenced and Corrupt Organization Act as amended by the Comprehensive Act of 1984, 18 U.S.C. ss.ss.1961-68.

     SECTION 6.29 Equity Interests. Neither any Borrower (other than Parent) nor any Subsidiary of any Borrower will issue, sell or transfer any equity interests, unless the transferee (A) executes a pledge agreement granting to Agent for the benefit of itself, Issuing Bank and Lenders a lien on such equity interests and (B) executes any and all documents and takes such other action reasonably required by Agent to perfect Agent's Lien for the benefit of itself, Issuing Bank and Lenders on all of the equity interests, provided however that, with respect to transfers of equity interest in a Foreign Subsidiary (excluding equity interests in any Foreign Subsidiary of a Foreign Subsidiary) Agent shall have a perfected lien for the benefit of itself, Issuing Bank and Lenders in 66% of such equity interest.

     SECTION 6.30 Year 2000 Compliance. The advent of the year 2000 shall not and will not materially adversely affect the performance of any information technology of any Borrower or any Subsidiary of any Borrower. Without limiting the generality of the foregoing, (A) the hardware and software utilized by each Borrower and each Subsidiary of each Borrower are designed to be used prior to, during and after calendar year 2000 A.D. and such hardware and software will operate during each such time period without error relating to date data, specifically including any error relating to, or the conduct of, date data which represents or references different centuries or more than one century, (B) the hardware and software utilized by each Borrower and each Subsidiary of each Borrower do not abnormally end or provide invalid or incorrect results as a result of date data, and (C) the hardware and software utilized by each Borrower and each Subsidiary of each Borrower have been designed to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations

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which accommodate same century and multicentury formulas and date values and date data interface values that reflect the century.

     SECTION 6.31 Operating and Deposit Accounts. Parent and CGII shall establish and maintain an operating and deposit account with Agent for purposes of facilitating funding of Loans hereunder.

     SECTION 6.32 Material Amendments. (A) No Borrower shall amend, modify or waive the terms or conditions applicable to any Earnout (whether now existing or hereafter agreed to), or pay any such Earnout if the conditions for payment thereof have not been fully satisfied; (B) no Borrower shall amend or modify any permit or license or any material agreement listed on Exhibit 5.22 hereto if such amendment or modification is reasonably likely to have a material adverse effect on any Borrower and (C) no Borrower shall amend or modify in any material respect their charter and operational documents.

     SECTION 6.33 Transactions with Affiliates. No Borrower shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (A) otherwise permitted under this Agreement, and (B) upon terms no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     SECTION 6.34 Representations and Warranties. The representations and warranties set forth in Article 5 shall remain true and correct as long as the Loans remain outstanding.

                                    ARTICLE 7

                                     DEFAULT

     SECTION 7.1 Events of Default. Each of the following shall be an event of default ("Event of Default"):

     (A) except as set forth in Section 7.1(L) hereof, if any Borrower shall fail to pay when due any interest, principal, the Commitment Fee, the Letter of Credit Fee or any other Liabilities on the date due;

     (B) if an event of default (as therein defined) shall occur under any other Loan Document;

     (C) if any Borrower fails to comply with any of its covenants contained in
Section 6.11, 6.14, 6.15, 6.16, 6.19 or 6.20 hereof and such failure is not fully cured within fifteen (15) days from the earlier of (1) notice of such Default from any Lender or Agent, or (2) any Borrower becoming aware of such failure;



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     (D) if any Borrower fails to comply with any of its covenants contained herein, not referred to in another subsection of this Section 7.1;

     (E) if any representation or warranty made or deemed made by any Borrower or any Subsidiary of any Borrower or any of their Affiliates in any Loan Document or in any certificate, agreement, instrument, statement, or report contemplated by or made or delivered pursuant to or in connection with any thereof, or if any information furnished to Lenders, Issuing Bank or Agent pertaining to the Loans shall prove to have been incorrect when made, deemed made or furnished in any material respect;

     (F) if any Borrower or any Subsidiary of any Borrower shall fail to pay any Credit Obligation owing by it, or any interest or premium thereon, when due, whether owed to Lenders or any other Person and whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or shall fail to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed, (1) if the effect of such failure to pay or perform is to accelerate the final maturity of at least $100,000.00, or (2) if the effect is to permit the holder or holders of such Credit Obligation to accelerate the final maturity of at least $500,000.00, in case of either clauses (1) or (2) whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Credit Obligation as a result of such failure; or (3) if any Borrower or any Subsidiary of any Borrower fails to pay any Credit Obligation(s) of at least $100,000.00 in the aggregate at final maturity;

     (G) if any Borrower or any Subsidiary of any Borrower shall be adjudicated bankrupt or insolvent, or admit in writing its inability or be generally unable to pay its debts as they mature, or make an assignment for the benefit of its creditors; or if any Borrower or any Subsidiary of any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or any such receiver, trustee, or similar officer shall be appointed without the application or consent of any Borrower or any Subsidiary of any Borrower and shall continue undischarged for a period of 60 days; or if any Borrower or any Subsidiary of any Borrower shall institute (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding relating to them under the laws of any jurisdiction; or if such proceeding shall be instituted (by petition, application, or otherwise) against any Borrower or any Subsidiary of any Borrower and an order for relief shall be entered in such proceeding or such proceeding shall remain undismissed for a period of 60 days; or if any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against property of any Borrower or any Subsidiary of any Borrower and such judgment, writ, or similar process shall not be released, vacated, or fully bonded within 60 days after its issue or levy;



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

     (H) if (1) any Reportable Event, or any failure of compliance required by
Section 6.20 hereof, that Agent reasonably determines in good faith creates a reasonable possibility of the termination of any Defined Benefit Pension Plan of any Borrower or any Subsidiary of any Borrower or of the appointment by the appropriate United States District Court of a trustee to administer any such Plan of such Borrower or such Subsidiary shall have occurred and be continuing 30 days, or (2) any such plan shall be terminated, or (3) the plan administrator of any such Plan shall file with the PBGC a notice of intention to terminate such Defined Benefit Pension Plan, or (4) the PBGC shall institute proceedings to terminate any such Defined Benefit Pension Plan or to appoint a trustee to administer any such Defined Benefit Pension Plan and such proceedings shall remain undismissed or unstayed for 30 days and if, in any of the cases described in the foregoing clauses (1) to (4), Agent further determines that the amount of the unfunded guaranteed benefits (within the meaning of Title IV of ERISA) resulting upon termination of such Defined Benefit Pension Plan would have a material adverse effect on the business, properties, operation, or condition (financial or otherwise) of any Borrower or any Subsidiary of any Borrower if a lien against the assets of any Borrower or any Subsidiary of any Borrower were to result under ERISA;

     (I) if there occurs a material adverse change to the financial condition, assets, nature of the assets, or operations of any Borrower or any Subsidiary of any Borrower, which change is reasonably likely to have a material adverse effect on any Borrower;

     (J) if any license, permit or authorization held by (i) any Subsidiary of any Borrower having 5% of the total sales of Borrowers and their Subsidiaries on a Consolidated basis in the prior fiscal year or (ii) any Borrower, and material to the operation of such Borrower's or such Subsidiary's business shall be revoked or terminated for any reason;

     (K) if a Change of Control occurs;

     (L) if Issuing Bank is not reimbursed in full, either from funds in the Letter of Credit Cash Collateral Account or from other funds, for any request for any Letter of Credit Liability when due and such failure continues for two
(2) Business Days thereafter, provided that Borrowers shall not be entitled to such grace period more often than two times in any twelve month period; or

     (M) if for any reason any Loan Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest or material lien granted pursuant thereto shall fail to be perfected, or any party thereto shall contest the validity of any material lien granted under, or shall seek to disaffirm or reduce its obligations under, any Loan Document.

     SECTION 7.2 Remedies. If any Event of Default other than those described in
Section 7.1(G) hereof shall occur and be continuing, then at the option of Agent at the


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direction of Required Lenders, and if any Event of Default described in Section
7.1(G) hereof shall occur then automatically, (A) the Commitments and the right of Borrowers to request Advances and Letters of Credit hereunder shall terminate; (B) the Liabilities shall be due and payable immediately without presentment, demand, protest, or further action of any kind; (C) Agent may exercise its rights under any Loan Document (including this Agreement); (D) Agent or any Lender may set off any Borrower's funds or property in its possession against the Liabilities in such order as it shall elect; (E) Agent may exercise its rights with respect to any accounts maintained by any Borrower with Agent and apply the proceeds thereof against the Liabilities in such order as Agent shall elect; and (F) Agent may exercise any other rights and remedies available to Agent whether available at law, in equity, or otherwise. Without limiting the generality of the foregoing or limiting in any way the rights of Lenders and Agent under the Loan Documents or otherwise under applicable law, at any time after the occurrence, and during the continuance, of an Event of Default, Agent, at the direction of the Required Lenders, shall be entitled to apply for and have a receiver or receiver and manager appointed under state or Federal law by a court of competent jurisdiction in any action taken by Agent or Lenders to enforce their rights and remedies hereunder and under the other Loan Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the respective Borrowers, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Notes until a sale or other disposition of such Collateral shall be finally made and consummated. EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE. EACH BORROWER GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, ACKNOWLEDGES THAT THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE SECURITY DOCUMENTS, AND THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING LENDERS TO MAKE ( AND COMMIT TO MAKE) THE LOANS TO BORROWERS, AND AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH AGENT AND LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL.




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

                                   ARTICLE 8

                                      AGENT

     SECTION 8.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent, which designation and appointment is coupled with an interest, as agent of such Lender hereunder and under the other Loan Documents, to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     SECTION 8.2 General Immunity. In performing Agent's duties hereunder, Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither Agent nor any of its directors, officers, agents or employees shall (A) have any duty or responsibility to be a trustee for any Lender, (B) be responsible to any Lender for any recitals, representations or warranties contained in any Loan Document or in any document or certificate delivered in connection therewith, (C) be responsible to any Lender for the due execution, legality, validity, perfection, or enforceability of any Loan Document or Collateral, or (D) be liable for any action taken or omitted to be taken by it hereunder or in connection herewith except for its own gross negligence or willful misconduct.

     SECTION 8.3 Consultation with Professionals. Agent may consult with legal counsel and other professionals selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel and professionals in their respective areas of expertise.

     SECTION 8.4 Documents. Agent shall be under no duty to examine or pass upon the effectiveness, genuineness or validity of this Agreement, the Notes or the other Loan Documents, and Agent shall be entitled to assume that the same are valid, effective, genuine and what they purport to be. Agent specifically disclaims any representation or warranty respecting any such provision and each Lender agrees to undertake its own examination of such provisions.

     SECTION 8.5 Rights as a Lender. With respect to its Pro Rata Share of the Loans, the entity which is the Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not Agent. The terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the entity which is the Agent in its individual capacity. The entity which is the Agent may accept deposits from, lend money to and generally engage in any kind of commercial banking, investment banking or trust business with any Borrower or any Affiliates of any Borrower as if the entity which is the Agent were not Agent.

     SECTION 8.6 Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent hereunder are only those expressly set forth in this Agreement or in any other Loan Document and that Agent shall be entitled to assume that neither a Default nor an Event of Default has occurred or is continuing unless the officer of Agent having responsibility for the administration of this Agreement has actual knowledge of such fact or has received notice from a Lender or any Borrower that such Lender or Borrower considers that a Default or an Event of Default has occurred and is


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continuing and specifying the nature thereof. Without limiting the foregoing,
Agent shall not have any obligation to distribute to Lenders any statements, reports or other information received from any Borrower pursuant to this Agreement which obligate Borrowers to send such statements, reports or other information to Agent and Lenders.

     SECTION 8.7 Action by Agent. So long as Agent shall be entitled, pursuant to Section 8.6 hereof, to assume that no Default or Event of Default has occurred and is continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by taking or refraining from taking any action or actions that it may be able to take under, or in respect of, this Agreement, the other Loan Documents, or any of them; provided that, as between Agent and Lenders only, after an Event of Default, Agent (A) shall be entitled to exercise any rights or remedies granted to it hereunder, under the other Loan Documents, or otherwise available to it at law or in equity unless directed otherwise in writing by Required Lenders and (B) upon the direction of Required Lenders, shall exercise such rights and remedies as so directed. Agent shall not incur liability under or in respect of this Agreement by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances.

     SECTION 8.8 Notices of Event of Default, Etc. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly give notice thereof to each Lender and, subject to Section 8.7 and
Section 9.10 hereof, Agent may take such action and assert such rights with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of this Agreement, the other Loan Documents, or any of them, as it deems to be advisable in its sole discretion for the protection of the interests of Lenders including, without limitation, the exercise of rights and remedies under Article 7 hereof.

     SECTION 8.9 Indemnification of Agents. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to its Pro Rata Share of the Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any of them, or any action taken or omitted by Agent under this Agreement, the other Loan Documents, or any of them, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct (except to the extent such gross negligence or willful misconduct was committed at the express direction of Lenders). THIS PROVISION SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS



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CREATED BY THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

     SECTION 8.10 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign from the performance of all of its functions and duties at any time by giving 60 days' prior written notice to Borrowers and to Lenders. Upon receipt of any such notice Required Lenders shall appoint any bank or financial institution as the successor Agent. If no successor Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the giving of notice by the retiring Agent, then such retiring Agent may on behalf of Lenders appoint any bank or financial institution as the successor Agent. Upon the acceptance of any Person of its appointment as successor Agent, such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under the Loan Documents. After any retiring Agent's resignation, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken while it was acting as such Agent. The resignation of Agent of its duties as Agent shall not in any way affect its rights as a Lender under this Agreement.

     SECTION 8.11 Non-Reliance on Agent and other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Agent does not make any warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement. Agent shall not be required to inquire or keep itself informed as to the performance or observance by Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of Borrowers or any Affiliates of Borrowers which may come into the possession of Agent or any of its Affiliates.

     SECTION 8.12 Failure to Act. Except for action expressly required of Agent hereunder, Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (except any such liability or expense resulting solely from Agent's gross negligence or willful misconduct).




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                                   ARTICLE 9

                              ADDITIONAL PROVISIONS

     SECTION 9.1 No Waiver, Cumulative Remedies. No failure or delay on the part of Agent or a Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. Except as otherwise provided in Section 9.10 hereof, no waiver of any provision hereof shall be effective unless the same shall be in writing and signed by all Lenders. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.2 Notices. All notices, requests, demands, and other communications which this Agreement requires or permits any party to give any other party shall be in writing, and shall be given to such party at its address below or at such other address as shall be designated by such party in a notice to each other party complying with the terms of this Section 9.2. All notices, requests, demands, and other communications provided for hereunder shall be effective (A) if given by mail, when deposited in the mails, with first class postage prepaid, addressed as aforesaid, and (B) if given by any other means (including telecopy), when delivered or received at the aforesaid addresses:


           If to Agent or Issuing Bank:

                    Summit Bank
                    750 Walnut Avenue
                    Cranford, NJ 07016
                    Attention:  Diana Ornegri
                                Carolyn Swiss
                    FAX:  908-709-4732

           If to any other Lender:

                    at the address set forth on the signature page hereof or such Lender's Assignment and Acceptance Agreement



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

           If to Borrowers:

                    Cunningham Graphics International, Inc.
                    629 Grove Street
                    Jersey City, New Jersey 07310
                    Attention:  Robert Okin
                    FAX:  201-792-6981

     SECTION 9.3 Set-off. Each Lender shall have a right of set-off against, a lien upon, and a security interest in all property of any Borrower now or at any time in the possession of such Lender in any capacity whatever, including, but not limited to, any Borrower's interest in any deposit account, as security for the Liabilities, including without limitation, the obligations of any Borrower under the Loan Documents and to reimburse such Lender for any returned checks. In the event that a Lender recovers funds from any Borrower or any Subsidiary of any Borrower, whether by exercise of its right of set-off or the foreclosure of a banker's lien, such Lender agrees that all sums recovered from such Borrower or such Subsidiary shall be recovered on behalf of all Lenders to be shared proportionately according to their respective Pro Rata Shares of the Loans. If a Lender makes any such recovery, it will promptly remit to Lenders their respective Pro Rata Share of such recovery. No Lender's Pro Rata Share shall have priority over any other Lender's Pro Rata Share.

     SECTION 9.4 Sharing of Payments. If at any time any Lender receives a payment on account of its portion of the Loans in a proportion greater than similar payments on account of the portions of the Loans held by the other Lenders, the Lender which receives such greater proportionate payment will purchase a participation in the portions of the Loans held by the other Lenders in such amount that after such purchase each Lender shall hold a proportionate share in the aggregate outstanding principal balance of the Loans equal to their respective proportionate shares in the outstanding principal balance of the Loans before the disproportionate payment. Prior to the occurrence of an Event of Default, each Lender's "proportionate share" and "portion of the Loans" as those phrases are used in the preceding sentence shall be determined based on the intended application of such payment, so that payments with respect to the Loans shall be apportioned based on each Lender's Pro Rata Share of the Loans. After the occurrence of an Event of Default, Lenders shall share in payments and proceeds, after reimbursement of Agent's expenses and costs of collection, based on each Lender's share of the sum of the principal outstanding under the Loans, including without limitation, the Letter of Credit Obligations. If any payment on account of the Loans is rescinded or invalidated or must otherwise be restored or returned by the recipient in a bankruptcy or insolvency proceeding or otherwise, then any participations purchased as a result of operation of this
Section 9.4 will be rescinded.

     SECTION 9.5 Costs and Expenses. Each Borrower agrees to pay on demand (A) all reasonable costs and expenses of Agent in connection with the preparation,

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execution, delivery and administration of the Loan Documents and in connection with any request by Borrowers for an amendment, modification, or waiver of any of the provisions of any thereof (including the fees and out-of-pocket expenses of counsel with respect thereto); (B) all filing, recording, and similar fees and charges; (C) all reasonable costs and expenses, if any, of Agent and Lenders in connection with the enforcement of any Loan Document (including the fees and out-of-pocket expenses of legal counsel with respect thereto); and (D) all reasonable costs and expenses, if any, of Agent or any Lender in connection with the enforcement of Agent's or any Lender's right to take possession of the Collateral after the occurrence of a Default or an Event of Default and the proceeds thereof and to hold, collect, prepare for sale, render in compliance with federal, state or local environmental statutes, ordinances, regulations, orders, directives, and permits, sell and dispose of the Collateral (including the reasonable fees and out-of-pocket expenses of legal counsel with respect thereto).

     SECTION 9.6 Governing Law. This Agreement and the other Loan Documents shall be governed in all respects by the law of the State of New Jersey, the jurisdiction in which the Loan Documents have been executed and delivered, and for all purposes shall be construed in accordance with such law.

     SECTION 9.7 Survival of Agreements and Representations; JURY WAIVER; Consent to Jurisdiction. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. Any and all judicial proceedings brought by Agent or a Lender against Borrowers or any of them with respect to this Agreement may be brought in: (A) any court of competent jurisdiction in the State of New Jersey; and (B) any Federal district court having subject matter jurisdiction and being located in the State of New Jersey. AFTER CONSULTATION WITH COUNSEL, AND WITH KNOWLEDGE OF THE CONSEQUENCES, BORROWERS, AGENT AND LENDERS HEREBY WAIVE ALL RIGHTS TO DEMAND A JURY TRIAL AND AGREE THAT ALL SUITS WILL BE HEARD BY A JUDGE ONLY. Each Borrower hereby accepts, for itself and its properties, the non-exclusive jurisdiction of the aforesaid courts and agrees to be bound by any judgments rendered by such courts in connection with this Agreement. No Borrower will move to transfer any such proceeding to any different court. Any such process may be mailed by registered or certified mail to each Borrower at such Person's address referred to in
Section 9.2 hereof. Each Borrower agrees that service by mail will constitute sufficient notice. Service will be considered complete upon delivery or attempted delivery. Nothing herein limits the right of Agent or a Lender to bring proceedings against Borrowers or any of them in the courts of any other jurisdiction.

     SECTION 9.8 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent and their respective successors and assigns, except no Borrower shall have the right to assign or delegate such Person's respective rights or obligations under any of such documents without the consent of all Lenders.



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     SECTION 9.9 Headings. Article, Section and subsection headings used in this
Agreement are for convenience only and shall not affect the construction of this Agreement.

     SECTION 9.10 Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrowers or any of them therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment or waiver may be made without the written consent of all Lenders which has the effect of
(A) postponing the maturity of any principal payment (including any reimbursement obligation), or any interest payment due, or any fee payment, (B) reducing the interest rates on the Loans, (C) reducing Borrower's obligation to repay the principal of the Revolving Credit (including any reimbursement obligation), the Term Loan or the Acquisition Loan, (D) reducing the Commitment Fee or Letter of Credit Fee, (E) changing the definition of "Required Lenders,"
(F) modifying this Section 9.10, (G) modifying Section 9.4 hereof, (H) releasing any Borrower from the Liabilities, (I) releasing any Collateral, except as provided in the Security Documents or herein, or (J) modifying any provision which provides that all of the Lenders must approve or consent to or be satisfied with any action or matter. No Lender's Commitment shall be increased or decreased, without such Lender's written consent, except in connection with a reduction of the Commitments provided for under this Agreement.

     SECTION 9.11 Usury. Nothing herein contained or in the Notes, or any other Loan Document nor any transaction related thereto shall be construed or shall so operate either presently or prospectively to require Borrowers or any of them
(A) to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (B) to make any payment or do any act contrary to law, but if any provision herein or therein contained shall otherwise so operate to invalidate this Agreement, the Notes, or any other Loan Document, in whole or in part, then such provision only shall be held for naught as though not herein or therein contained and the remainder of this Agreement, the Notes, and the other Loan Documents shall remain operative and in full force and effect. Any interest paid in excess of the lawful rate shall be refunded to Borrowers. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under this Agreement and shall be applied in such order as Agent may determine. If the excessive amount of interest paid exceeds the sums outstanding hereunder, the portion exceeding the said sums outstanding shall be refunded in cash by Agent. Any such crediting or refund shall not cure or waive any default by any Borrower hereunder or under the Notes or any other Loan Document. Each Borrower agrees, however, that in determining whether or not any interest payable exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Agreement to be "interest"), including without limitation prepayment


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premiums, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

     SECTION 9.12 Participations; Assignments. Each Lender may assign, or sell participations in, all or any part of its Commitment, or of its ratable share of the Liabilities to another bank or other entity. Each assignment shall be in the minimum amount of $5,000,000.00 and the proposed assignee shall be subject to the prior written approval of Borrowers (which approval shall not be required if a Default or Event of Default has occurred and is continuing and shall not be otherwise unreasonably withheld) and Agent (which approval shall not be unreasonably withheld) (except that no such consent shall be required in connection with an assignment or participation sold by a Lender to (A) another bank controlled by such Lender or its holding company or (B) another Lender). In the event of an assignment or participation, (A) in the case of an assignment, the assignee shall become a signatory hereto by execution of an Assignment and Acceptance Agreement substantially in the form of Exhibit 9.12 attached hereto, and upon notice thereof by such Lender to Borrowers with a copy to Agent, and upon payment to Agent by the parties to the assignment of a processing and recordation fee of $3,000.00, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as any other Lender hereunder; and (B) in the case of a participation, the participant shall have no rights under the Loan Documents and all amounts payable by Borrowers hereunder and under the other Loan Documents shall be determined as if such Lender had not sold such participation. The agreement executed by such Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to any of the actions described in Sections 9.10 (A), (B), (C), (D) or (I) hereof. Lenders may furnish any information concerning Borrowers in the possession of Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that Lenders shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In addition to the assignments and participations permitted under this Section, any Lender may assign and pledge all or any portion of its Commitment, Liabilities and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circulars issued by such Federal Reserve Bank without obtaining Borrowers' or Agent's approval. No such sale or assignment shall release the selling or assigning Lender from its obligations hereunder.

     SECTION 9.13 Joint and Several Obligations. Whether or not expressly stated herein or in any other document, all obligations of Borrowers (or any Borrower) hereunder and under each other Loan Document (whether in connection with Loans, Letters of Credit or other obligations) are joint and several obligations of all Borrowers.

     SECTION 9.14 Entire Agreement. This Agreement, the Exhibits attached hereto and the other Loan Documents constitute the entire understanding among the

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parties with respect to the subject matter hereof, and supersedes any and all contemporaneous and prior agreements between the parties hereto with respect to the subject matter hereof.

     SECTION 9.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     SECTION 9.16 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BANK



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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


CUNNINGHAM GRAPHICS REALTY, L.L.C.       CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
By:  CUNNINGHAM GRAPHICS                 CUNNINGHAM GRAPHICS, INC.
     INTERNATIONAL, INC.                 CGII CALIFORNIA HOLDINGS, INC.
                                         MVP GRAPHICS, INC.
                                         SUPER PACK, INC.
         By:  ________________________   CUNNINGHAM GRAPHICS DELAWARE, INC.
              Robert M. Okin             BENGAL GRAPHICS, INC.
              Chief Financial Officer
                                         By:_________________________
BOSTON TOWNE PRESS, INC.                    Robert M. Okin
                                            Chief Financial Officer
By: __________________________________
    Robert M. Okin, Treasurer


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


SUMMIT BANK, as Agent, as Issuing Bank,     THE BANK OF NEW YORK,
and as Lender                               as Lender


By:______________________________           By: __________________________
         Name:                                       Name:
         Title:                                      Title:

                                            Notice Address:
                                            385 Rifle Camp Road
                                            4th Floor
                                            West Paterson, NJ 07424
                                            Attn:  Margaret Gieselmann, VP


CHASE MANHATTAN BANK,                       NATIONAL BANK OF CANADA,
as Lender                                   as Lender


By:______________________________           By: ___________________________
         Name:                                       Name:
         Title:                                      Title:

Notice Address:
Chase Manhattan Bank                        By: ___________________________
E. 36 Midland Avenue                                 Name:
Paramus, NJ 07652                                    Title:
Attn:    Philip Mousin, VP
         Leonard Noll, VP                   Notice Address:
                                            National Bank of Canada
                                            Post Office Plaza
                                            50 Division Street
                                            Suite 201
                                            Somerville, NJ 08876
                                            Attn:    Jill Schwartz


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